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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

VISTEON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	WEDNESDAY, MAY 10, 2006
TIME:	11:00 AM EASTERN DAYLIGHT TIME
LOCATION:	HOTEL DU PONT 11th & MARKET STREETS WILMINGTON, DELAWARE USA
To Visteon Stockholders,
      We invite you to attend our 2006 Annual Meeting of Stockholders at the Hotel du Pont. At this meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting:

1.	Elect two directors to the Board of Directors for three-year terms. The Board has nominated for re-election Charles L. Schaffer and Kenneth B. Woodrow, both current directors.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent auditors for fiscal year 2006. PricewaterhouseCoopers LLP served in this same capacity in fiscal year 2005.

3.	Approve amendments to the Visteon Corporation 2004 Incentive Plan.

4.	Approve an amendment to the Visteon Corporation Non-Employee Director Stock Unit Plan.

5.	If presented, consideration of a shareholder proposal relating to annual election of directors.
      You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to vote by proxy, so that your shares will be represented and voted at the meeting in accordance with your instructions. (See the attached proxy statement for details on voting by proxy.) Of course, if you attend the meeting, you may withdraw your proxy and vote your shares. Only stockholders of record at the close of business on March 15, 2006, will be entitled to vote at the meeting or any adjournment thereof.

By order of the Board of Directors

Heidi A. Sepanik
Secretary
Van Buren Township, Michigan
March 30, 2006

VISTEON CORPORATION
One Village Center Drive
Van Buren Township, Michigan 48111

PROXY STATEMENT

March 30, 2006
INTRODUCTION
      The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy. As shown in the Notice of Annual Meeting, the Annual Meeting will be held on Wednesday, May 10, 2006, at the Hotel du Pont in Wilmington, Delaware. Directions to the Hotel du Pont can be found in Appendix E.
      There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is a means by which you may actually authorize another person to vote your shares in accordance with your instructions. As described in “Voting” below, we have provided you additional methods for voting by proxy that do not require you to use the proxy card.
      This proxy statement and accompanying proxy are being distributed on or about March 30, 2006.
VOTING
How to Vote Your Shares
      You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must do one of the following:

•	Complete and mail the enclosed proxy card.

•	Call the toll-free telephone number listed on the enclosed proxy card and follow the instructions.

•	Visit the website listed on the enclosed proxy card and follow the instructions.
      By completing and submitting your proxy by any one of these means, you will direct the designated persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has appointed James F. Palmer and Heidi A. Sepanik to serve as the proxies for the Annual Meeting.
      Your proxy will be valid only if it is received before the polls are closed at the Annual Meeting. If you do not provide voting instructions with your proxy, then the designated proxies will vote your shares for the election of the nominated directors, for the ratification of the company’s independent auditors, for approval of amendments to the director and employee equity plans, and against the shareholder proposal(s) presented. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.
How to Revoke Your Proxy
      Regardless of how you submit your proxy, you may revoke your proxy at any time before it is exercised by any of the following means:

•	Notifying the company’s Secretary in writing.

•	Submitting a later dated proxy by mail, toll-free number or the Internet website.

•	Attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy; you must also vote your shares.
How to Vote under 401(k) Plans
      If you are a company employee participating in any of the company’s 401(k) plans, then you may be receiving this material because of shares held for you in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote those shares. The trustees will vote the shares in accordance with your instructions and the terms of the plan.
      The plan trustees may vote the shares held for you even if you do not direct them how to vote. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they receive instructions.
Stockholders Entitled to Vote and Ownership
      You are entitled to one vote at the Annual Meeting for each share of the company’s common stock that you owned of record at the close of business on March 15, 2006. As of March 1, 2006, the company had issued and outstanding 128,006,167 shares of common stock. Information regarding the holdings of the company’s stock by directors, executive officers and certain other beneficial owners can be found beginning on page 8.
      A list of the stockholders of record entitled to vote at the annual meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at the principal offices of the company, located at One Village Center Drive, Van Buren Township, Michigan 48111, for ten days before the meeting.
Required Vote to Approve the Proposals
      The company’s By-Laws require that a majority of the company’s common stock be represented at the Annual Meeting, whether in person or by proxy, for a quorum which is needed to transact any business.
      Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
      Other Proposals. For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
      If you hold your shares in “street name” through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be “routine” by the New York Stock Exchange, such as the election of directors and the ratification of the appointment of the independent auditors. On non-routine matters, such as amending the equity plans and shareholder proposal(s), the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called “broker non-votes.” Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented, but will be counted in determining whether there is a quorum.
Where to Find Voting Results
      The company will publish the voting results in its Form 10-Q for the second quarter of 2006, which we plan to file with the Securities and Exchange Commission on or prior to August 9, 2006. You will also find the results in the investor information section of the company’s website (www.visteon.com/investors).

Cost of Solicitation
      The company will pay for soliciting these proxies. The company’s directors, officers and employees may solicit proxies in person or by telephone, mail, e-mail, telecopy or letter. The company has also retained Georgeson Shareholder Communication, Inc. to assist it in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $10,000, plus reasonable out-of-pocket expenses. The company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners.
ITEM 1. ELECTION OF DIRECTORS
      The Board of Directors consists of eight directors divided into three classes (Class I, Class II and Class III) serving staggered three-year terms. The first proposal on the agenda for the Annual Meeting will be electing two directors to serve as Class III directors for a three-year term beginning at this Annual Meeting and expiring at the 2009 Annual Meeting of Stockholders. The nominees receiving the greatest number of votes cast will be elected.
      We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
      The Board of Directors Recommends that You Vote for the Election of Charles L. Schaffer and Kenneth B. Woodrow as Class III Directors.
Nominees for Class III Directors Whose Terms Expire in 2006
      Charles L. Schaffer is 60 years old, and he has been a director of the company since January 2001. Mr. Schaffer is the former Chief Operating Officer of United Parcel Service, Inc., a global provider of package delivery services.
      Kenneth B. Woodrow is 61 years old, and he has been a director of the company since October 2004. Mr. Woodrow is the former Vice Chairman of Target Corporation, a retail sales company, a position he held from 1999 until his retirement in December 2000. Prior to that, he was the President of Target Stores since 1994. Mr. Woodrow is also a director of Delta Air Lines, Inc. and E-Z Gard Industries, Inc.
Continuing Class I Directors Whose Terms Expire in 2007
      Patricia L. Higgins is 56 years old, and she has been a director of the company since September 2004. Ms. Higgins is the former Chief Executive Officer and President of Switch and Data, a leading neutral interconnection and collocation provider, a position she held from September 2000 to February 2004. Prior to that, she was Chairman and Chief Executive Officer of The Research Board, a business unit of the Gartner Group, for which she also served as an Executive Vice President since January 1999. Ms. Higgins also serves on the board of directors of Delta Air Lines, Inc. and Internap Network Services Corporation.
      Michael F. Johnston is 58 years old, and he has been Chairman of the Board and Chief Executive Officer since June 2005, and a member of the Board of Directors since May 2002. Prior to that, he was Chief Executive Officer and President since July 2004, and President and Chief Operating Officer since joining the company in September 2000. Before joining Visteon, Mr. Johnston served as President, e-business for Johnson Controls, Inc., and previously as President-North America and Asia of Johnson Control’s Automotive Systems Group, and as President of its automotive interior systems and battery operations. Mr. Johnston is also a director of Flowserve Corporation and Whirlpool Corporation.

      Karl J. Krapek is 57 years old, and he has been a director of the company since February 2003. Mr. Krapek is the former President and Chief Operating Officer of United Technologies Corporation, a global supplier of aerospace and building systems products, a position he held from April 1999 to January 2002. Prior to that he served as President of United Technologies’ Pratt and Whitney division since 1992. Mr. Krapek also serves as a director of Delta Air Lines, Inc., Lucent Technologies Inc., Prudential Financial, Inc. and The Connecticut Bank and Trust Company.
Continuing Class II Directors Whose Terms Expire in 2008
      Marla C. Gottschalk is 45 years old, and she has been a director of the company since March 2003. Ms. Gottschalk has been the President and Chief Operating Officer of The Pampered Chef, Inc., a direct seller of kitchen tools and products, since December 2003. Prior to that she was the Senior Vice President, Financial Planning and Investor Relations for Kraft Foods, Inc. since February 2002, and before that she served as Executive Vice President and General Manager of Kraft’s Post Division, and Vice President, Marketing and Strategy for the Kraft Cheese Division.
      William H. Gray, III is 64 years old, and he has been a director of the company since June 2000. Mr. Gray has been a senior advisor at the law firm of Buchanan Ingersoll P.C. since April 2005, and Chairman of the Amani Group, a consulting and advisory firm, since August 2004. He was Chief Executive Officer and President of the United Negro College Fund from September 1991 to March 2004. Mr. Gray served as a Congressman from the Second District of Pennsylvania from 1979 to 1991, and at various times during his tenure, served as Budget Committee Chair and House Majority Whip. He also serves as a director of Dell Inc., J.P. Morgan Chase & Co., Pfizer, Inc., and Prudential Financial, Inc.
      James D. Thornton is 57 years old, and he has been a director of the company since September 2004. Mr. Thornton is the former Senior Executive Vice President and Director of Diversity, Recruitment and People Services for MBNA America Bank, N.A., a card credit lending company. Since joining MBNA in 1997, he held various leadership positions including Director of Quality Assurance and Director of Sports Marketing, Regional Director — Mid-Atlantic Region. Mr. Thornton is also chairman of the board of trustees at Talladega College.
CORPORATE GOVERNANCE
Meetings
      During 2005, the Board of Directors held ten regularly scheduled and special meetings and took action by written consent one time in lieu of an additional meeting. All of the directors attended at least 90% of all meetings of the Board and Board committees on which they served during 2005. Under the company’s Corporate Governance Guidelines, directors are expected to attend all scheduled Board and committee meetings as well as the company’s Annual Meeting of Stockholders. All of the directors attended the 2005 Annual Meeting of Stockholders.
      Pursuant to the Corporate Governance Guidelines, the non-employee directors meet without management at the end of every regularly scheduled Board meeting, and the independent directors meet without management at least once per year. The presiding director at these meetings is the most tenured non-employee director in attendance.
Director Independence
      The Board undertook its annual review of director independence in February 2006. The Board reviewed the independence guidelines (attached as Appendix A), and considered transactions and relationships between each director and any member of his or her immediate family and the company and its subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that a director is independent.

      As a result of this review, the Board affirmatively determined that all of the directors are independent of the company and its management under the independence guidelines adopted by the Board with the exception of Mr. Johnston, who is considered an inside director because of his employment as a senior executive of the company.
Committees
      The Board has established five standing committees. The principal functions of each committee are briefly described on the following pages. The charters of these committees are available on the company’s website (www.visteon.com/investors), and paper copies are available upon request to the Company Secretary.
      The Board of Directors has a standing Audit Committee, currently consisting of Charles L. Schaffer (Chair), Marla C. Gottschalk, Karl J. Krapek and Kenneth B. Woodrow, all of whom are considered independent under the rules of the New York Stock Exchange, SEC regulations and the independence guidelines adopted by the Board. Each of the current members of the Audit Committee is qualified as a financial expert within the meaning of applicable SEC regulations, and the Board has determined that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. During 2005, the Audit Committee held twenty-one regularly scheduled and special meetings. The duties of the Audit Committee are generally:

•	to appoint and evaluate the independent auditor;

•	to approve all audit and non-audit engagement fees and terms;

•	to review the activities and the reports of the company’s independent auditors;

•	to review internal controls, accounting practices, financial structure and financial reporting, including the results of the annual audit and review of interim financial statements;

•	to review and monitor compliance procedures; and

•	to report the results of its review to the Board.
      The Audit Committee Report can be found beginning on page 29 and the Audit Committee Charter is attached as Appendix B.
      The Board also has a standing Organization and Compensation Committee, consisting of Karl J. Krapek (Chair), William H. Gray, III, Patricia L. Higgins, Charles L. Schaffer and James D. Thornton, all of whom are considered independent under the rules of the New York Stock Exchange and the independence guidelines adopted by the Board. During 2005, the Organization and Compensation Committee held eight regularly scheduled and special meetings. The duties of the Organization and Compensation Committee are generally:

•	to review and approve corporate goals and objectives relative to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance and set the Chief Executive Officer’s compensation level based on this evaluation;

•	to review and approve executive compensation and incentive plans;

•	to approve the payment of cash performance bonuses and the granting of stock based awards to the company’s employees, including officers; and

•	to review and recommend management development and succession planning.
      The Organization and Compensation Committee Report can be found beginning on page 24.

      The Board also has a standing Corporate Governance and Nominating Committee, consisting of William H. Gray, III (Chair), Marla C. Gottschalk, Karl J. Krapek and Kenneth B. Woodrow, all of whom are considered independent under the rules of the New York Stock Exchange and the independence guidelines adopted by the Board. During 2005, the Corporate Governance and Nominating Committee held five regularly scheduled and special meetings. The duties of the Corporate Governance and Nominating Committee are generally:

•	to develop corporate governance principles and monitor compliance therewith;

•	to review the performance of the Board as a whole;

•	to review and recommend to the Board compensation for outside directors;

•	to develop criteria for Board membership; and

•	to identify, review and recommend director candidates.
      The Board has a standing Corporate Responsibility Committee, consisting of Patricia L. Higgins (Chair) and James D. Thornton. During 2005, the Corporate Responsibility Committee held two regularly scheduled meetings. The duties of the Corporate Responsibility Committee are generally:

•	to review and monitor the worldwide performance of the company as it affects the environment, employees, communities and customers; and

•	to develop recommendations to management to assist it in formulating and adopting policies, programs, practices and strategies concerning corporate citizenship and public policy matters.
      The Board also recently formed a Finance Committee. The first meeting of this committee is scheduled to be held in April 2006, and its members are Marla C. Gottschalk (Chair), Patricia L. Higgins and Kenneth B. Woodrow. The duties of the Finance Committee generally are:

•	to review and make recommendations to the Board regarding the company’s cash flow, capital expenditures and financing requirements;

•	to review the company’s policies with respect to financial risk assessment and management including investment strategies and guidelines;

•	to review and make recommendations on mergers, acquisitions and other major financial transactions requiring Board approval; and

•	to consider and recommend to the Board stock sales, repurchase or split, as appropriate, and any changes in dividend policy.
Director Nomination Process
      The Corporate Governance and Nominating Committee assesses all director candidates, whether submitted by management or stockholders, and makes recommendations for election. Recommendations for election are based upon the nominee’s intelligence, judgment, foresight, personal character, experience and achievements, and diversity of background and expertise, as compared to the present make-up of the Board. The Corporate Governance and Nominating Committee has the authority to retain independent consultants to assist with director recruitment. During 2005, the Corporate Governance and Nominating Committee retained, at the expense of the company, a search firm to assist with identifying and assessing potential candidates.
      Each year, the Corporate Governance and Nominating Committee reviews all eligible director candidates, including incumbents. The Committee then decides, based upon the pool of eligible candidates and the number of vacancies to be filled, whom to recommend to the Board to be nominated for election that year. The full Board reviews the Committee’s recommendations and approves the individuals to stand for election. This is the process that was used to identify and evaluate the current nominees standing for election that appear in this proxy statement.

      The Corporate Governance and Nominating Committee welcomes stockholder recommendations of director candidates. Stockholders may suggest candidates for the consideration of the Committee by submitting their suggestions in writing to the company’s Secretary, including the agreement of the nominee to serve as a director. In addition, the company’s By-Laws contain a procedure for the direct nomination of director candidates by stockholders (see page 40), and any such nomination will also be automatically submitted to the Corporate Governance and Nominating Committee for consideration. No individuals were proposed as director candidates for this Annual Meeting by any stockholder.
Director Compensation
      During 2005, directors who were not employees of the company received directors’ fees of $40,000 per year plus an additional $10,000 per year for each committee on which they served and $500 for each committee meeting they participated in ($1,000 for Audit Committee meetings). Non-employee directors may elect to defer their compensation under the Deferred Compensation Plan for Non-Employee Directors, a nonqualified benefit plan, into a unit account. Amounts deferred into the unit account are allocated based on the price of the company’s common stock at the time of deferral, and the value of this account is directly related to the performance of the company’s common stock. In addition, the company reimburses its directors for expenses, including travel, they incur in connection with attending board and committee meetings. Directors were also eligible to participate in the company’s Management Lease Car Program, which offers favorable lease rates and includes all maintenance and insurance costs.
      In 2005, the non-employee directors also received a grant of 3,000 shares of restricted common stock under the Restricted Stock Plan for Non-Employee Directors and an award of stock units valued at $10,000 pursuant to the terms of the Non-Employee Director Stock Unit Plan. The restrictions on shares of restricted common stock expire for one third of the shares of common stock each year following the year of grant. Also, see “Item 4 — Approval of Amendment to the Visteon Corporation Non-Employee Director Stock Unit Plan” below.
      The following chart lists total compensation paid to the non-employee directors for service during 2005.
2005 Total Compensation of Non-Employee Directors

	Annual
	Board/Committee	Committee			Equity
Director	Retainer	Meeting Fees	Other		Award(3)	Total

Marla C. Gottschalk	$60,000	$19,500	$4,372	(1)	$28,780	$112,652
William H. Gray, III	60,000	6,500	2,662	(2)	28,780	97,942
Patricia L. Higgins	60,000	5,500	0		28,780	94,280
Karl J. Krapek	70,000	26,500	0		28,780	125,280
Charles L. Schaffer	60,000	24,000	0		28,780	112,780
James D. Thornton	60,000	5,500	0		28,780	94,280
Kenneth B. Woodrow	60,000	19,500	0		28,780	108,280

(1)	$4,372 imputed income from lease vehicles.

(2)	$2,662 imputed income from lease vehicle.

(3)	Equity award is composed of a restricted stock grant of 3,000 shares valued as of December 31, 2005, at $6.26 per share, and a stock unit grant valued at $10,000.
     Beginning in 2006, non-employee directors will receive an annual retainer of $70,000 and, subject to shareholder approval at the Annual Meeting, an annual restricted stock unit award of $70,000. Committee chairs and Audit Committee members will receive an additional annual committee retainer of $10,000, except the Chair of the Audit Committee who will receive $15,000.
      To further link director and stockholder interests, the company has established stock ownership guidelines for non-employee directors. Each non-employee director has a goal to own 15,000 shares of common stock within five years of their appointment as a director.

Stockholder Communications with the Board of Directors
      Stockholders interested in communicating directly with a committee chairperson or with the non-management directors as a group may do so as described on the company’s website (www.visteon.com/investors), or by writing to the chairperson or non-management directors c/o of the Company Secretary, One Village Center Drive, Van Buren Township, Michigan 48111.
STOCK OWNERSHIP
      The following contains information regarding the stock ownership of the nominees for election as directors, the directors continuing in office, the company’s executive officers and beneficial owners of more than five percent of the company’s voting securities.
      Ownership of the company’s common stock is shown in terms of “beneficial ownership.” A person generally “beneficially owns” shares if he or she has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.
      In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him or her. The percentages shown in this proxy statement compare the person’s beneficially owned shares with the total number of shares of the company’s common stock outstanding on March 1, 2006 (128,006,167 shares).
Nominees, Continuing Directors and Executive Officers
      The following table contains stockholding information for the nominees for election as directors, the directors continuing in office and the company’s executive officers, and stock units credited to their accounts under various compensation and benefit plans as of March 1, 2006.

	Common Stock
	Beneficially Owned

		Percent of	Stock
Name	Number(1)	Outstanding	Units(2)(3)

Marla C. Gottschalk	9,009	*	17,056
William H. Gray, III	3,259	*	19,542
Patricia L. Higgins	0	*	8,883
Michael F. Johnston	1,050,504	*	963,933
Karl J. Krapek	0	*	43,593
Charles L. Schaffer	0	*	63,485
James D. Thornton	1,000	*	8,883
Kenneth B. Woodrow	0	*	22,612
Donald J. Stebbins	0	*	326,121
James F. Palmer	239,581	*	433,426
Heinz Pfannschmidt	299,849	*	169,411
William G. Quigley III	26,561	*	89,336
All Directors and Executive Officers as a Group (21 Persons)	2,210,995	1.73	2,849,333

*	Less than 1%.

(1)	Includes shares of common stock which the following executive officers had a right to acquire ownership of pursuant to options granted by the company exercisable on or within 60 days after March 1, 2006: Mr. Johnston (787,516 shares); Mr. Palmer (139,581 shares); Dr. Pfannschmidt (230,564 shares); and Mr. Quigley (26,561 shares).

(2)	For non-employee directors the amounts shown include stock units credited under the Deferred Compensation Plan for Non-Employee Directors and the Non-Employee Director Stock Unit Plan, and are payable following termination of board service.

(3)	For executive officers the amounts shown include Visteon stock units credited under the Visteon Investment Plan and the Visteon Deferred Compensation Plan, which are payable following termination of employment, and restricted stock units awarded under the Visteon Corporation 2004 Incentive Plan, which vest after one to three years from award and will be settled in cash.

Other Beneficial Owners
      The company believes that the following table is an accurate representation of beneficial owners of more than 5% of any class of the company’s voting securities. The table is based upon reports on Schedules 13G filed with the Securities and Exchange Commission or other information believed to be reliable.

	Name and Address	Amount and Nature	Percent of
Title of Class	of Beneficial Owner	of Ownership	Class

Common Stock	Brandes Investment Partners, L.P. Brandes Investment Partners, Inc. Brandes Worldwide Holdings, L.P. Charles H. Brandes Glenn R. Carlson Jeffrey A. Busby 11988 El Camino Real, Suite 500 San Diego, CA 92130	11,957,251 shares held with shared voting power and 13,854,969 shares held with shared dispositive power	10.8%
Common Stock	Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	6,841,463 shares held with sole voting and sole dispositive power(1)	5.31%
Common Stock	Donald Smith & Co., Inc. 152 West 57th Street New York, NY 10019	11,681,500 shares held with sole voting power and 12,857,300 with sole dispositive power	9.99%
Common Stock	Goldman, Sachs & Co. The Goldman Sachs Group, Inc. 85 Broad Street New York, NY 10004	11,442,547 shares held with shared voting power and 11,442,720 held with shared dispositive power(2)	8.9%
Common Stock	Schneider Capital Management Corporation 460 E. Swedesford Rd., Suite 1080 Wayne, PA 19087	4,471,900 shares held with sole voting power and 6,687,175 with sole dispositive power	5.19%

(1)	Based on information contained in a Schedule 13G, dated February 1, 2006, filed by Dimensional Fund Advisors Inc., all of the shares reported are owned by certain investment companies, trusts and accounts for which it serves as investment advisor and/or manger.

(2)	Based on information contained in a Schedule 13G, dated February 3, 2006, filed by The Goldman Sachs Group, Inc. all of the shares reported are owned by the investment banking division of the filer.
Section 16(a) Beneficial Ownership Reporting Compliance
      There was one late Form 4 filing during 2005 for James C. Orchard related to a forfeiture of stock based awards following his termination of employment with the company.
Legal Proceedings
      In early 2005, purported class and shareholder derivative actions were filed in federal and state courts in Michigan against the company, the non-employee directors and certain Named Executives. These actions include: (i) a purported class action alleging that the company, certain of its current and former officers and its independent registered public accounting firm violated federal securities laws by making materially misleading statements; (ii) purported shareholder derivative actions alleging that certain of the company’s current and former officers and directors breached their fiduciary duties in connection with the matters alleged in the securities class action discussed immediately above; and (iii) purported class actions alleging that certain current and former employees, officers and directors breached their fiduciary duties under the Employee Retirement Income Security Act by, among other things, continuing to offer the company’s stock as an investment alternative under the Visteon Investment Plan and the Visteon Savings Plan for Hourly Employees and/or failing to disclose complete and accurate information regarding the prudence of investing in the company’s stock. Pursuant to the indemnification provision contained in the company’s Amended and Restated By-laws, the company is paying the expenses (including attorneys’ fees) incurred by the defendants in defending these actions.

EXECUTIVE COMPENSATION
      This section provides summary information regarding the compensation of Michael F. Johnston, Chairman and Chief Executive Officer; Donald J. Stebbins, President and Chief Operating Officer; James F. Palmer, Executive Vice President and Chief Financial Officer; Dr. Heinz Pfannschmidt, Executive Vice President and President, Europe and South America; William G. Quigley III, Vice President, Corporate Controller and Chief Accounting Officer; and Stacy L. Fox, former Senior Vice President, Corporate Transactions and Legal Affairs (the “Named Executives”).
Summary Compensation Table
      The following table summarizes compensation information for the Named Executives for each of our past three fiscal years.

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

				Other Annual	Restricted	Securities	LTIP	All Other
			Bonus	Compensation	Stock Awards	Underlying	Payouts	Compensation
Name and Principal Position	Year	Salary($)	($)(1)	($)(2)	($)(3)	Options/SARs	($)(4)	($)(5)

Michael F. Johnston	2005	1,078,800	481,250	199,884	3,523,750	756,548	544,950	16,118
Chairman and	2004	991,467	0	261,557	2,380,090	213,500	509,414	15,858
Chief Executive Officer(6)	2003	856,866	0	142,408	1,050,192	316,800	209,000	19,563
Donald J. Stebbins	2005	529,571	4,051,481	110,389	1,017,369	432,989	—	77,068
President and	2004	—	—	—	—	—	—	—
Chief Operating Officer(6)	2003	—	—	—	—	—	—	—
James F. Palmer	2005	748,367	428,750	26,778	1,564,998	238,745	—	17,078
Executive Vice President and	2004	416,882	245,000	23,790	2,735,980	180,000	—	16,912
Chief Financial Officer(6)	2003	—	—	—	—	—	—	—
Dr. Heinz Pfannschmidt	2005	723,580	111,450	97,241	360,530	163,953	159,923	3,936
Executive Vice President and	2004	680,948	0	100,949	504,010	61,600	161,966	4,008
President, Europe and	2003	583,749	0	81,025	267,189	80,600	72,661	3,607
South America(7)
William G. Quigley III	2005	371,736	603,750	14,159	339,251	59,686	—	284
Vice President,	2004	—	—	—	—	—	—	—
Corporate Controller and	2003	—	—	—	—	—	—	—
Chief Accounting Officer(6)
Stacy L. Fox	2005	127,200	—	305,001	—	—	—	1,371,954
Former Senior Vice President,	2004	506,300	0	25,006	232,650	51,900	126,626	4,448
Corporate Transactions and	2003	479,266	0	20,026	250,614	75,500	57,500	5,272
Legal Affairs(6)

(1)	The “Bonus” column for 2005 includes: for Mr. Johnston, an annual retention bonus ($481,250) paid pursuant to the 2005-2007 long-term incentive program; for Mr. Stebbins, a cash payment ($3,000,000), which is subject to forfeiture in part based on continued employment, paid pursuant to his employment agreement, a guaranteed 2005 annual incentive bonus ($807,500) paid pursuant to his employment agreement, and an annual retention bonus ($243,981) paid pursuant to the 2005-2007 long-term incentive program; for Mr. Palmer, a signing bonus ($245,000) paid pursuant to his employment agreement and an annual retention bonus ($183,750) paid pursuant to the 2005-2007 long-term incentive program; for Dr. Pfannschmidt, an annual retention bonus ($111,450) paid pursuant to the 2005-2007 long- term incentive program; and, for Mr. Quigley, a signing bonus ($350,000) paid pursuant to his employment agreement, a guaranteed 2005 annual incentive bonus ($210,000) paid pursuant to his employment agreement, and an annual retention bonus ($43,750) paid pursuant to the 2005-2007 long-term incentive program.

(2)	The “Other Annual Compensation” column includes the amount of various reportable perquisites and other personal benefits, including personal use of company aircraft in 2005 for Mr. Johnston ($136,982), the cost of personal health and safety protection equipment and services under the Executive Security Program in 2005 for Mr. Stebbins ($29,163), leased car payments in 2005 for Dr. Pfannschmidt ($50,820), and other reimbursements made through executive, flexible perquisite accounts in 2005 for Mr. Stebbins ($34,825), Mr. Palmer ($17,412), Dr. Pfannschmidt ($25,465), Mr. Quigley ($9,862), and Ms. Fox ($17,413). This column also includes tax payments made by the company in 2005 on behalf of each of Mr. Johnston ($21,060), Mr. Stebbins ($46,401), Mr. Palmer ($7,950), Mr. Quigley ($4,297), and Ms. Fox ($7,588). Although the company adopted and implemented an Executive Security Program in 2004, which, among other things, requires Messrs. Johnston and Stebbins to use the company’s aircraft for both business and personal travel, the amounts above reflect the company’s current methodology for estimating the incremental cost to the company for personal use of such aircraft. For Ms. Fox, this column also includes consulting fees ($280,000) paid pursuant to her consulting agreement for 2005.

(3)	The shares of restricted common stock and restricted stock units described in the “Restricted Stock Awards” column were granted under the Visteon Corporation 2004 Incentive Plan and are listed at the market value of our common stock at the time of the award. The restricted stock units for 2005 were awarded as part of the 2005-2007 long-term incentive program, and will be paid in cash on March 10, 2008 based on the fair market value of our common stock on such date. On September 14, 2005, the company also awarded 200,000 restricted stock units to Mr. Johnston which will be paid in cash on September 14, 2007 based on the fair market value of our common stock on such date. On September 14, 2005, the company also awarded 100,000 restricted stock units to Mr. Palmer and 20,000 restricted stock units to Mr. Quigley, both awards will be paid in cash, 50% on September 14, 2006 and 50% on September 14, 2007, based on the fair market values of our common stock on such dates. On May 23, 2005 the company also awarded 162,519 restricted stock units to Mr. Stebbins pursuant to his employment agreement discussed below. As of December 31, 2005, Mr. Johnston owned 811,185 shares of restricted stock and restricted stock units valued at $5,078,018; Mr. Stebbins owned 162,519 restricted stock units valued at $1,017,369; Mr. Palmer owned 431,667 shares of restricted stock and restricted stock units valued at $2,702,235; Dr. Pfannschmidt owned 170,931 shares of restricted stock and restricted stock units valued at $1,070,028; and Mr. Quigley owned 66,017 shares of restricted stock and restricted stock units valued at $413,266. For this valuation, each share of restricted stock and restricted stock unit was valued at $6.26, the closing price of our common stock on December 31, 2005 as reported on the New York Stock Exchange. Holders of restricted stock and restricted stock units may receive the same cash dividends, or dividend equivalents, as other stockholders owning common stock. No dividends were paid in 2005.

(4)	For 2005, the “LTIP Payouts” column is comprised of those payments made to eligible Named Executives under the 2003-2005 long-term incentive program as a result of having achieved the qualitative (but not quantitative) benchmarks under the company’s long-term incentive plan, discussed further below in the report of the Organization and Compensation Committee.

(5)	The “All Other Compensation” column includes the taxable cost of medical, dental and life insurance benefits. For 2005, this column also includes payments ($76,558) to, or on behalf of, Mr. Stebbins pursuant to the company’s executive relocation program, and a severance payment ($1,371,077) to Ms. Fox pursuant to a separation and release agreement described below.

(6)	Mr. Johnston was appointed Chief Executive Officer in July 2004 and Chairman in June 2005. Mr. Stebbins joined the company in May 2005. Mr. Palmer joined the company in June 2004. Mr. Quigley joined the company in December 2004. Ms. Fox resigned effective as of March 31, 2005.

(7)	Dr. Pfannschmidt’s dollar amounts have been converted from amounts which were paid in a non-U.S. dollar denominated currency.

Stock Options and Stock Appreciation Rights
      The Visteon Corporation 2004 Incentive Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units and other rights relating to our common stock. In general, whether exercising stock options or stock appreciation rights is profitable depends on the relationship between the common stock’s market price and the exercise price of the stock option or stock appreciation rights. Stock options or stock appreciation rights which are “in the money” on a given date can be “out of the money” if stock prices change on a subsequent date. We therefore believe that placing a current value on outstanding options is highly speculative and may not represent any benefit realized by the option holder.
      The following table gives more information regarding stock options and stock appreciation rights granted to each of the Named Executives in 2005.
Option/ SAR Grants in 2005(1)

	Individual Grants

	Number of		% of Total
	Securities		Options/SARs
	Underlying		Granted to	Exercise or		Grant Date
	Option/SARs		Employees in	Base Price	Expiration	Present
Name	Granted(#)		Fiscal Year	($/Sh)(5)	Date	Value $(6)

Michael F. Johnston	656,548	(2)	9.4	6.245	3/9/2010	1,443,749
	100,000	(3)	1.4	10.40	9/13/2010	366,300
Donald J. Stebbins	332,853	(2)	4.8	6.26	5/22/2010	731,944
	100,136	(4)	1.4	6.26	5/22/2010	220,199
James F. Palmer	238,745	(2)	3.4	6.245	3/9/2010	525,000
Dr. Heinz Pfannschmidt	163,953	(2)	2.4	6.245	3/9/2010	360,533
William G. Quigley III	59,686	(2)	.9	6.245	3/9/2010	131,250

(1)	Stock options are exercisable for shares of common stock of the company. Stock appreciation rights are exercisable solely for a cash payment. Any unexercised stock options and stock appreciation rights expire after five years. If a holder of a stock option or stock appreciation right retires, becomes disabled, or dies, his or her stock options and/or stock appreciation rights continue to be exercisable up to the normal expiration date. In most other instances of employment termination, all rights end upon such termination. Stock options and stock appreciation rights are subject to certain conditions, including not engaging in competitive activity, and generally cannot be transferred.

(2)	33 1/3% of these stock option grants can be exercised one year after the grant date, 66 2/3 % after two years, and 100% after three years.

(3)	50% of these stock appreciation rights grants can be exercised one year after the grant date, and 100% after two years.

(4)	50% of these stock option grants can be exercised one year after the grant date, and 100% after two years.

(5)	The exercise price of the stock options and stock appreciation rights is the average of the high and low selling prices of our common stock on the New York Stock Exchange on the date of grant.

(6)	The Grant Date Present Value was determined using the Black-Scholes methodology and the following weighted average assumptions: (i) risk free interest rate of 3.25%; (ii) option life equals 5 years; (iii) volatility of 47.97%; (iv) risk of forfeiture of 3.00%; and (v) dividend yield of 2.40%. The ultimate value of the options/ SARs, if any, will depend on the future value of the common stock and the optionee’s investment decisions, neither of which can be accurately predicted.
     The following table provides information concerning the number of securities underlying unexercised stock options and stock appreciations rights, as well as the value of certain unexercised stock options and stock appreciations rights (using the closing price of our common stock as reported on the New York Stock Exchange as of December 31, 2005, less the applicable exercise price or prices), held by each of the Named Executives as of December 31, 2005.
Aggregated Option/ SAR Exercises in 2005 and
December 31, 2005 Option/ SAR Values(1)

				Value of Unexercised
			Number of Securities	In-The-Money
			Underlying Unexercised	Options/SARs at
	Shares Acquired	Value	Options/SARs at FY-End(#)	FY-End ($)
Name	On Exercise(#)(1)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Michael F. Johnston	0	0	568,668/1,004,481	0/9,848
Donald J. Stebbins	0	0	0/432,989	0/0
James F. Palmer	0	0	60,000/358,745	0/3,581
Dr. Heinz Pfannschmidt	0	0	149,046/231,887	0/2,459
William G. Quigley III	0	0	6,666/73,020	0/895
Stacy L. Fox	0	0	0/0	0/0

(1)	No stock options or and stock appreciations rights were exercised by the Named Executives during 2005.

     The following table summarizes information as of December 31, 2005 relating to Visteon’s equity compensation plans pursuant to which grants of stock options, stock appreciation rights, stock rights, restricted stock, restricted stock units and other rights to acquire shares of its common stock may be made from time to time.
Equity Compensation Plan Information

		Weighted-	Number of Securities
	Number of Securities	Average Exercise	Remaining Available for
	to be Issued Upon	Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation
	Outstanding Options,	Options,	Plans (excluding
	Warrants and Rights	Warrants and	securities reflected in
Plan Category	(a)(1)	Rights (b)	column(a)) (c)(2)

Equity compensation plans approved by security holders	15,014,139	$10.68	1,702,334
Equity compensation plans not approved by security holders	—	—	—

Total	15,014,139		1,702,334

(1)	Excludes 2,216,711 unvested shares of restricted common stock issued pursuant to the Visteon Corporation 2004 Incentive Plan. Also excludes stock appreciation rights and restricted stock units issued pursuant to the Visteon Corporation 2004 Incentive Plan and Employees Equity Incentive Plan that by their terms may only be settled in cash.

(2)	Excludes an indefinite number of securities that may be awarded under the Visteon Corporation Restricted Stock Plan for Non-Employee Directors. Such Plan provides for an annual, automatic grant of 3,000 restricted shares or stock units to each non-employee director of the company. There is no maximum number of securities that may be issued under this Plan, however, the Plan will terminate on May 9, 2011 unless earlier terminated by the Board of Directors. This plan was approved by stockholders on May 9, 2001.
2005 — 2007 Long-Term Incentive Program
      In 2005, the company implemented a long-term incentive program for the 2005-2007 performance period for eligible employees, including the Named Executives, in accordance with the Visteon Corporation 2004 Incentive Plan. Awards under the 2005-2007 long-term incentive program are based on a predetermined percentage of an employee’s base salary and are comprised of several components designed to retain key employees and to further align the interests of employees with Visteon’s long-term business objectives and the interests of stockholders. For the Named Executives, a half of their total 2005-2007 long-term incentive award was awarded in the form of stock options and restricted stock units, which are included in the “Summary Compensation Table” above, and a quarter of their total program award is awarded in the form of a performance cash bonus opportunity. The amount to be paid relating to this performance cash bonus opportunity will be based on Visteon’s performance relative to target return on assets and product quality ratings metrics at the end of the 2005-2007 performance period, with each metric having equal weighting. If less than the target performance metrics are achieved, a performance cash award will be payable only if either approximately 10% of the return on assets metric is achieved or approximately 80% of the product quality ratings metric is achieved.

      In the table below, the “Threshold” amounts assume that minimum performance goals for return on assets and quality have been achieved. Participants may also receive cash payments in excess of the target amounts if the performance goals are exceeded. In the table below, the “Maximum” amounts assume that 200% of the target return on assets metric is achieved and 120% of the product quality ratings metric is achieved. The plan limits the amount payable in respect of performance cash awards to any Named Executive during any calendar year to $10 million.
Long-Term Incentive Plans — 2005 Awards

		Estimated Future Performance Payouts
	Performance or	Non-Stock Price-Based Plans
	Other Period
	Until Maturation	Threshold	Target	Maximum
Name	or Payout	($)	($)	($)

Michael F. Johnston	2005-2007	649,688	1,443,750	2,310,000
Donald J. Stebbins	2005-2007	329,375	731,944	1,171,110
James F. Palmer	2005-2007	236,250	525,000	840,000
Dr. Heinz Pfannschmidt(1)	2005-2007	162,239	360,531	576,850
William G. Quigley III	2005-2007	59,063	131,250	210,000

(1)	Currency conversion for non-USD denominated salary based on February 6, 2006 currency exchange rate.
     In addition, a quarter of the total 2005-2007 long-term incentive program opportunity was awarded in the form of a cash bonus that will be paid in equal installments after the conclusion of each of the three years of the performance period so long as such employee continues to be employed in good standing as of such dates. The purpose of this bonus award was to retain key members of management as the company undergoes structural changes to its business model. Amounts earned by the Named Executives for 2005 are included in the “Summary Compensation Table” above.
Deferred Compensation Plan
      Prior to June 2005, U.S. based executive officers were eligible to defer up to 50% of their base salary and up to 100% of bonuses under the Visteon Deferred Compensation Plan. Amounts deferred into the Visteon stock fund of the plan were allocated based on the price of the company’s common stock at the time of deferral, and the value of this account is directly related to the performance of the company’s common stock. Amounts deferred under the plan are generally payable in a year specified by the employee at the time of deferral or, if earlier, on or after the first day of the seventh month following termination of employment. In June 2005, the plan was closed to further deferrals.

Retirement Benefits

Pension Plans
      The company maintains the Visteon Corporation Pension Plan (the “VPP”), a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code (the “Code”). It covers primarily salaried employees of the company not covered by another pension plan. The non-contributory feature of the VPP automatically covers all eligible employees. The non-contributory feature of the VPP provides a monthly benefit, payable in the form of a life annuity, equal to a flat rate times years of employment. The highest flat rate in effect on December 31, 2005 is $47.45. Participants who satisfy the requirements for early retirement, age 55 with 10 years of service or 30 years of service, are eligible for an additional, temporary monthly benefit payable until age 62. Following three months of employment, a participant may elect to be covered by the contributory feature of the plan and receive a contributory benefit in lieu of the non-contributory benefit. The contributory benefit, payable in the form of a life annuity, is equal to 1.5% of Final Average Monthly Salary times years of employment while a contributory participant plus 0.4% of Final Average Monthly Salary in excess of the Social Security Breakpoint times years of employment (not to exceed 35 years) while a contributory participant. Final Average Monthly Salary is the highest average monthly salary paid as of any five consecutive December 31 dates during the last 120 consecutive months that an employee contributes. The Social Security Breakpoint is equal to 150% of the average of the Social Security Wage Base for the last 35 years including the current plan year. Normal retirement is age 65 and portions of early retirement benefits are available at age 62 unreduced for age. Projected contributory benefits payable at age 65 under the current formula are shown in Table 1-A.
      Credited service earned under the non-contributory and contributory features of the plan will cease as of June 30, 2006. If the employee was contributing to the plan as of June 30, 2006, future December 31 base pay will continue to be recognized for purposes of determining the Final Average Monthly Salary. Early retirement supplements payable to age 62 will not be a feature of the plan for employees whose last day of employment is on or after July 1, 2006. Effective July 1, 2006, salaried employees will accrue monthly cash balance benefits under the pension plan. The Cash Balance benefit is based on a hypothetical account which grows with 4% pay credits and interest credits based on the 30-year Treasury bond rate. The monthly benefit payable from the cash balance feature is reduced for early commencement if payment begins before age 65.
      Salaried employees hired on or after January 1, 2002 participate in the VPP BalancePlus Program, a feature of the VPP. The monthly benefit payable from the BalancePlus Program is based on the greater of the Cash Balance benefit or the Pension Equity benefit. The Cash Balance benefit is based on a hypothetical account which grows with 4% pay credits and interest credits based on the 30-year Treasury bond rate. The Pension Equity benefit is based on a hypothetical account at age 65 equal to 12.5% of Final Average Monthly Salary times credited service. Projected benefits payable at age 65 under the current BalancePlus formula are shown in Table 1-B. Credited service earned under the Pension Equity feature of the plan will cease as of June 30, 2006, although changes in base pay will continue to be recognized for purposes of determining the Final Average Monthly Salary. The monthly benefit payable from the BalancePlus Program is reduced for early commencement if payment begins before age 65.
      Since the VPP is a qualified plan, it is subject to the rules of the Code. The Code limits the amount of benefits that may be paid by a qualified plan and it limits the amount of Salary that may be recognized in computing plan benefits. In 2005, the maximum annual salary the plan may recognize is $210,000.
      Visteon also has implemented the Pension Parity Plan (“PPP”), an unfunded, non-qualified pension plan. The PPP restores any benefits lost due to the limitations on benefits and compensation imposed by the Code. The qualified plan changes that take effect on July 1, 2006 also apply to the Pension Parity Plan.

Table 1-A
Projected Total Annual Retirement Benefits
From the Visteon Corporation Pension Plan
and the Pension Parity Plan
(Salaried Employees Hired Prior to January 1, 2002,
Includes all Credited Service Earned Before July 1, 2006)

	Years of Service

Remuneration	15	20	25	30	35

100,000	24,100	32,200	40,200	48,300	56,300
200,000	52,500	70,100	87,600	105,200	122,700
300,000	80,900	108,000	135,000	162,100	189,100
400,000	109,300	145,900	182,400	219,000	255,500
500,000	137,700	183,800	229,800	275,900	321,900
600,000	166,100	221,700	277,200	332,800	388,300
700,000	194,500	259,600	324,600	389,700	454,700
800,000	222,900	297,500	372,000	446,600	521,100
900,000	251,300	335,400	419,400	503,500	587,500
1,000,000	279,700	373,300	466,800	560,400	653,900
1,100,000	308,100	411,200	514,200	617,300	720,300
1,200,000	336,500	449,100	561,600	674,200	786,700
1,300,000	364,900	487,000	609,000	731,100	853,100
1,400,000	393,300	524,900	656,400	788,000	919,500
1,500,000	421,700	562,800	703,800	844,900	985,900
Table 1-B
Projected Total Annual Retirement Benefits
From the Visteon Corporation Pension Plan BalancePlus Program
and the Pension Parity Plan
(Salaried Employees Hired on or After January 1, 2002,
Includes all Credited Service Earned Before July 1, 2006)

	Years of Service

Remuneration	15	20	25	30	35

100,000	15,900	21,200	26,500	31,800	37,100
200,000	31,800	42,400	53,000	63,600	74,200
300,000	47,700	63,600	79,500	95,400	111,300
400,000	63,600	84,800	106,000	127,200	148,400
500,000	79,500	106,000	132,500	159,000	185,500
600,000	95,400	127,200	159,000	190,800	222,600
700,000	111,300	148,400	185,500	222,600	259,700
800,000	127,200	169,600	212,000	254,400	296,800
900,000	143,100	190,800	238,500	286,200	333,900
1,000,000	159,000	212,000	265,000	318,000	370,900
1,100,000	174,900	233,200	291,500	349,800	408,000
1,200,000	190,800	254,400	318,000	381,500	445,100
1,300,000	206,700	275,600	344,500	413,300	482,200
1,400,000	222,600	296,800	370,900	445,100	519,300
1,500,000	238,500	318,000	397,400	476,900	556,400

      Visteon provides a non-qualified, unfunded pension benefit under the Supplemental Executive Retirement Plan (“SERP”) to certain eligible executives. For eligible executives hired prior to January 1, 2002, the SERP provides an additional monthly benefit, in the form of a life annuity, equal to the participant’s Final Average Monthly Salary (without regard to the Code compensation limit) times years of employment times a percentage determined by job classification at retirement. The percentages range between 0.20% and 0.90%. Projected benefits payable at age 65 under the current SERP formula are shown in Table 2-A. Credited service earned under the SERP will cease as of June 30, 2006. Effective July 1, 2006, eligible executives will accrue SERP benefits under a formula used for eligible executives hired on or after January 1, 2002, as described in the following paragraph.
      Eligible executives hired on or after January 1, 2002 participate in the “BalancePlus SERP” feature of the SERP. The BalancePlus SERP provides an additional monthly benefit based upon a hypothetical account balance that is in excess of the amount calculated under the VPP BalancePlus Program and the Pension Parity Plan. The account balance from the BalancePlus SERP before offset is calculated under the formulas in the BalancePlus Program with the following modifications: 1) Annual Salary is calculated without regard to the Code compensation limit; 2) Final Average Monthly Salary is increased by the average of the three highest consecutive Annual Incentive amounts; and 3) a 15% benefit multiplier is used under the Pension Equity formula in lieu of the 12.5% benefit multiplier. The Pension Equity account under the BalancePlus SERP has its own early retirement reduction factors, which are applied at early retirement before offsetting the amount calculated under the BalancePlus Program and the Pension Parity Plan. The additional monthly benefit is payable in the same form as paid under the BalancePlus Program. Projected benefits payable at age 65 under the current BalancePlus SERP are shown in Table 2-B.
Table 2-A
Projected Total Annual Retirement Benefits
From the Supplemental Executive Retirement Plan
(Salaried Employees Hired Prior to January 1, 2002,
Includes all Credited Service Earned Before July 1, 2006)

	Years of Service

Remuneration	15	20	25	30	35

100,000	3,000	4,000	5,000	6,000	7,000
200,000	6,000	8,000	10,000	12,000	14,000
300,000	18,000	24,000	30,000	36,000	42,000
400,000	24,000	32,000	40,000	48,000	56,000
500,000	52,500	70,000	87,500	105,000	122,500
600,000	63,000	84,000	105,000	126,000	147,000
700,000	78,800	105,000	131,300	157,500	183,800
800,000	96,000	128,000	160,000	192,000	224,000
900,000	121,500	162,000	202,500	243,000	283,500
1,000,000	135,000	180,000	225,000	270,000	315,000
1,100,000	148,500	198,000	247,500	297,000	346,500
1,200,000	162,000	216,000	270,000	324,000	378,000
1,300,000	175,500	234,000	292,500	351,000	409,500
1,400,000	189,000	252,000	315,000	378,000	441,000
1,500,000	202,500	270,000	337,500	405,000	472,500

Table 2-B
Projected Total Annual Retirement Benefits
From the Supplemental Executive Retirement Plan
(Salaried Employees Hired on or After January 1, 2002,
Includes all Credited Service Earned Before July 1, 2006)

	Years of Service

Remuneration	15	20	25	30	35

100,000	10,800	14,400	18,000	21,600	25,200
200,000	21,600	28,800	36,000	43,200	50,400
300,000	32,400	43,200	54,000	64,800	75,700
400,000	43,200	57,600	72,100	86,500	100,900
500,000	54,000	72,100	90,100	108,100	126,100
600,000	64,800	86,500	108,100	129,700	151,300
700,000	75,700	100,900	126,100	151,300	176,500
800,000	86,500	115,300	144,100	172,900	201,800
900,000	97,300	129,700	162,100	194,500	227,000
1,000,000	108,100	144,100	180,100	216,200	252,300
1,100,000	118,900	158,500	198,200	237,800	277,500
1,200,000	129,700	172,900	216,200	259,500	302,700
1,300,000	140,500	187,300	234,200	281,100	328,000
1,400,000	151,300	201,800	252,300	302,700	353,200
1,500,000	162,100	216,200	270,300	324,300	378,400
Annuity Based on GAR94 Unisex Table and 5% Interest.
Target Bonus of 80% of Base Pay Assumed/ 50% Payout of Target Bonus
      Visteon provides a non-qualified, unfunded temporary pension from the Executive Separation Allowance Plan (“ESAP”) to eligible executives who separate employment under certain circumstances. For eligible executives hired prior to January 1, 2002, the ESAP provides a temporary monthly benefit, payable to age 65, equal to the participant’s highest base salary times a percentage, not to exceed 60% equal to the sum of i) 15%, ii) 6% for each year that such participant’s age at separation exceeds 55 (not to exceed 30%), and iii) 1% for each year of service in excess of 15. This amount is offset by any payments paid or payable from any other private retirement plan of the company other than the SERP. Executives hired on or after January 1, 2002, or who were promoted to the level of an eligible executive after June 30, 2004, are not eligible to participate in the ESAP. Projected ESAP benefits payable commencing at age 55 are shown in Table 3-A. Projected ESAP benefits commencing at age 60 are shown in Table 3-B.

Table 3-A
Projected Total Annual Retirement Benefits
From the Executive Separation Allowance Plan
Assuming Benefits Commence at Age 55

	Years of Service

Remuneration	15	20	25	30	35

200,000	30,000	40,000	50,000	60,000	70,000
300,000	45,000	60,000	75,000	90,000	105,000
400,000	60,000	80,000	100,000	120,000	140,000
500,000	75,000	100,000	125,000	150,000	175,000
600,000	90,000	120,000	150,000	180,000	210,000
700,000	105,000	140,000	175,000	210,000	245,000
800,000	120,000	160,000	200,000	240,000	280,000
900,000	135,000	180,000	225,000	270,000	315,000
1,000,000	150,000	200,000	250,000	300,000	350,000
1,100,000	165,000	220,000	275,000	330,000	385,000
1,200,000	180,000	240,000	300,000	360,000	420,000
1,300,000	195,000	260,000	325,000	390,000	455,000
1,400,000	210,000	280,000	350,000	420,000	490,000
1,500,000	225,000	300,000	375,000	450,000	525,000
Table 3-B
Projected Total Annual Retirement Benefits
From the Executive Separation Allowance Plan
Assuming Benefits Commence at Age 60

	Years of Service

Remuneration	15	20	25	30	35

100,000	45,000	50,000	55,000	60,000	60,000
200,000	90,000	100,000	110,000	120,000	120,000
300,000	135,000	150,000	165,000	180,000	180,000
400,000	180,000	200,000	220,000	240,000	240,000
500,000	225,000	250,000	275,000	300,000	300,000
600,000	270,000	300,000	330,000	360,000	360,000
700,000	315,000	350,000	385,000	420,000	420,000
800,000	360,000	400,000	440,000	480,000	480,000
900,000	405,000	450,000	495,000	540,000	540,000
1,000,000	450,000	500,000	550,000	600,000	600,000
1,100,000	495,000	550,000	605,000	660,000	660,000
1,200,000	540,000	600,000	660,000	720,000	720,000
1,300,000	585,000	650,000	715,000	780,000	780,000
1,400,000	630,000	700,000	770,000	840,000	840,000
1,500,000	675,000	750,000	825,000	900,000	900,000

      The table below shows the years of credited service earned by the Named Executives under the Visteon retirement plans as of December 31, 2005:

	Credited Service (years)

Michael F. Johnston	5.4	*
Donald Stebbins	0.616	**
James Palmer	1.582	***
William Quigley III	1.0
Dr. Heinz Pfannschmidt	4.2
Stacy L. Fox	5.3

*	Michael F. Johnston will receive additional retirement benefits from the SERP determined by crediting an additional year of service for each year of service credited under the terms of the VPP as shown above.

**	Donald J. Stebbins will receive additional retirement benefits from the SERP determined by crediting an additional year of service for each year of service credited under the terms of the VPP as shown above. In addition, a $1,200,000 opening balance was credited to Mr. Stebbins’ BalancePlus SERP account.

***	James F. Palmer will receive additional retirement benefits from the SERP determined by crediting an additional year of service for each year of service credited up to a maximum of 5 additional years under the terms of the VPP as shown above.
     Visteon Holdings GmbH, an indirect, wholly owned subsidiary of the company, has agreed to provide Dr. Pfannschmidt with a pension payable as a 60% joint and survivor annuity commencing at age 65 equal to 0.5% of final five year average annual base compensation up to the Final Average Social Security Contribution Ceiling (“SSCC”), plus 1.5% of final five year average annual base compensation in excess of SSCC times years of pensionable service. Early retirement benefits are payable commencing after age 55, reduced by 4.8% for every year before age 62. In the event of disability or pre-retirement death, the pension would be calculated by projecting service to age 65. In addition to the 60% survivor annuity, ancillary orphan’s benefits are also provided. As of December 31, 2005, Dr. Pfannschmidt had earned 4.167 years of pensionable service.
Table 4
Projected Annual Retirement Benefits
for Dr. Heinz Pfannschmidt

	Years of Service

Remuneration	5	10	15	20	25

125,000	6,200	12,500	18,700	24,900	31,100
150,000	8,100	16,200	24,300	32,400	40,500
175,000	10,000	20,000	29,900	39,900	49,900
200,000	11,900	23,700	35,600	47,400	59,300
225,000	13,700	27,500	41,200	54,900	68,600
250,000	15,600	31,200	46,800	62,400	78,000
300,000	19,400	38,700	58,100	77,400	96,800
400,000	26,900	53,700	80,600	107,400	134,300
450,000	30,600	61,200	91,800	122,400	153,000
500,000	34,400	68,700	103,100	137,400	171,800
550,000	38,100	76,200	114,300	152,400	190,500
600,000	41,900	83,700	125,600	167,400	209,300

Executive Retiree Health Care Plan
      The company will provide an executive retiree health care benefit upon their retirement from the company for designated executives. Pursuant to the program, such executives will be entitled to retiree health care benefits after completing 5 years of service with the company that are similar to those available to the company’s employees who are eligible under the Visteon Retiree Medical Plan. Messrs. Johnston, Stebbins and Palmer are eligible for this program.

Savings Plans
      The Named Executives, as well as most U.S. salaried employees, are entitled to participate in the Visteon Investment Plan (“VIP”), Visteon’s 401(k) investment and savings plan. Prior to 2006, Named Executives, as well as other U.S. salaried employees, also participated in the Visteon Savings Parity Plan (“VSPP”), pursuant to which Visteon provided benefits substantially equal to benefits that could not be provided under the VIP because of limitations under the Code. In December 2005, the VSPP was terminated and all accrued benefits were distributed to participants.
Employment Arrangements
      Agreement with Mr. Johnston. In 2000, the company entered into an employment agreement with Michael F. Johnston that provides terms of employment, compensation, incentive plan compensation, benefits and perquisites, pensions, employment termination, non-competition and confidentiality, and “change in control” provisions. Mr. Johnston’s agreement is extended automatically each year unless, not later than ninety days prior to each such date, the company or Mr. Johnston shall have given notice not to extend the term. The agreement also may be terminated under certain specified circumstances including the termination by either party upon 90 days notice.
      Agreement with Mr. Stebbins. The company entered into a letter agreement effective as of May 23, 2005 (the “Effective Date”), with Mr. Stebbins that provides for the terms of his employment as President and Chief Operating Officer. The letter agreement provides that Mr. Stebbins will receive an initial annual base salary of $850,000 and an initial payment of $3,000,000, which may be refundable on a pro rata basis if his employment is terminated for “Cause” or without “Good Reason” (each as defined therein) prior to the third anniversary of the Effective Date. Mr. Stebbins is also entitled to participate in the company’s annual incentive performance cash bonus program, with a guaranteed minimum payment of $807,500 for 2005, and the company’s long-term incentive program, with pro-rata payments for the 2004-2006 and 2005-2007 performance periods.
      Mr. Stebbins will be credited with two years of benefit service for each one year of actual benefit service through the SERP. In addition, the company will credit Mr. Stebbins with an opening balance in the SERP of $1,200,000.00. Mr. Stebbins’ aggregate accrued benefit payable from all qualified and nonqualified retirement plans upon retirement from the company will not be less than the greater of the actuarial equivalent value of (a) the aggregate benefit payable to him under the VPP, the SERP, and the PPP minus the $1,200,000.00 opening balance and interest credits attributable thereto or (b) the $1,200,000.00 SERP opening balance plus interest credits accrued to the date of retirement. Mr. Stebbins will forfeit the aforementioned benefits if, prior to his five year anniversary with the company he is terminated by the company for Cause (other than due to his death or “Disability”, which shall have the meaning set forth in the long term disability benefit plan of the company in which Mr. Stebbins participates), or he terminates employment with the company for other than Good Reason.

      The letter agreement has a term of two years, with the agreement automatically renewable for successive one year terms unless either party gives written notice not less than 90 days prior to expiration that it/he does not wish to renew. If the company gives such notice prior to Mr. Stebbins’ 10th anniversary with the company, Mr. Stebbins shall be entitled to severance benefits upon termination of employment on the same basis as provided for a termination without “Cause” or resignation for “Good Reason” during the term of the agreement. If the company gives such notice after Mr. Stebbins’ 10th anniversary with the company, Mr. Stebbins shall not be entitled to such severance. The Executive retains the right to resign at any time for any reason, just as company retains the right to sever the employment relationship at any time, with or without Cause. However, if Mr. Stebbins is terminated by the company without Cause or resigns from the company’s employ for Good Reason during the term of the letter agreement, Mr. Stebbins will be entitled to the following separation benefits (provided Mr. Stebbins signs a release of all claims against the company and its representatives): (i) the benefits of the Executive Severance Plan; plus, (ii) should said termination without Cause or for Good Reason occur during the first 12 months of Mr. Stebbins’ employment, (A) six additional months of base salary; (B) retention (or payment) of Mr. Stebbins’ entire signing bonus; (C) prior year earned but unpaid annual and long term performance cash; and (D) pro-rata portion of current year annual and long-term performance cash.
      If the current Chief Executive Officer leaves his position for any reason on or after Mr. Stebbins’ second anniversary with the company, and another candidate is selected to fill that position, Mr. Stebbins may elect to terminate his employment within three months of such decision or appointment, and receive the severance benefits for a termination without Cause or resignation with Good Reason, as well as immediate full vesting of any outstanding stock options or stock appreciation rights and restricted stock or restricted stock units.
      Agreement with Mr. Palmer. The company entered into an “at will” employment memorandum dated as of June 2, 2004 with Mr. Palmer. The memorandum provides for his employment as Executive Vice President and Chief Financial Officer. He received an initial annual base salary for 2004 of $700,000 and a sign-on bonus of $245,000, payable in April 2005, an award of options to purchase 75,000 shares of the company’s common stock, which shall vest annually over three years in equal installments, an award of 100,000 restricted stock units, which shall vest in four equal parts upon the 2nd, 3rd, 4th, and 5th anniversaries, and an award of 100,000 shares of restricted stock, which shall vest after five years, each in accordance with the Visteon Corporation 2004 Incentive Plan. Mr. Palmer is also entitled to participate in the company’s annual incentive cash bonus program, with a guaranteed payment for fiscal 2004 of 35% of his annual base salary, and long-term incentive program, each as administered under the 2004 Incentive Plan, and he will generally receive health and welfare and other benefits consistent with the position. The memorandum also provides that Mr. Palmer will be entitled to a severance payment of at least twelve months of his base salary if his employment with the company is terminated without cause prior to the first anniversary of his hire date. The memorandum also provides that Mr. Palmer will be credited with two years of service for every year of actual service with Visteon under the SERP.
      Agreement with Dr. Pfannschmidt. A wholly owned subsidiary of the company has entered into a service agreement with Dr. Heinz Pfannschmidt that provides terms of his appointment, compensation, incentive plan compensation, benefits and perquisites, employment termination, non-competition and confidentiality. Dr. Pfannschmidt’s agreement is subject to termination by either party upon at least 24 months notice. The company provided written notice of termination of the agreement on March 20, 2006. Dr. Pfannschmidt is entitled to amounts that would have otherwise been payable under the agreement over the 24 month period following notice of termination, either in a lump sum or in installments.

      Agreement with Mr. Quigley. The company entered into an “at will” employment memorandum dated as of December 7, 2004 with Mr. Quigley. The memorandum provides for his employment as Vice President, Corporate Controller and Chief Accounting Officer. The memorandum provides that Mr. Quigley will receive an initial annual base salary of $350,000, a sign-on bonus of $350,000, payable in installments, 200,000 stock options and 25,000 restricted stock units, which shall vest after three years, each in accordance with the 2004 Incentive Plan. Mr. Quigley is also entitled to participate in the company’s annual incentive cash bonus program, with a guaranteed payment of $210,000 for 2005, and long-term incentive program, each as administered under the 2004 Incentive Plan, and he will generally receive health and welfare and other benefits consistent with the position. The memorandum also provides that Mr. Quigley will be entitled to a severance payment of at least twelve months of his base salary if his employment with the company is terminated without cause prior to the first anniversary of his hire date, and a severance payment of at least twelve months of his base salary plus $175,000 if his employment with the company is terminated without cause prior to the third anniversary, but after the first anniversary, of his hire date.
Change in Control and Separation Arrangements
      Change in Control Agreements. The company has entered into Change in Control agreements with each of Messrs. Johnston, Stebbins, Palmer and Quigley, as well as certain other officers, that specify two triggering events: (i) a change in control and (ii) within three years (executive officers) or two years (certain other officers) after the change in control one of the following events occurs: participant’s employment is terminated without cause; a negative material change in made in participant’s duties and responsibilities; participant’s compensation or benefits are decreased and such decrease is unrelated to company performance; participant is required to materially relocate his or her residence or principal office location against his or her will; or the participant is not offered a comparable position with the successor entity. Each of the executive officers and certain other officers also has 30 days at the end of the first year after a change in control to terminate his or her employment for any reason and still receive the benefits under the agreement.
      Each participant is entitled to the following benefits upon occurrence of the triggering events: base salary, pro-rated annual bonus and any accrued vacation pay through date of termination; a severance payment in the amount of three times (executive officers) or one and one-half times (certain other officers) base salary plus target bonus; all unvested options and restricted stock will vest and become immediately exercisable, all awards under the Visteon Corporation 2004 Incentive Plan become payable immediately on a pro-rated basis; any compensation previously deferred, together with accrued interest or earnings, will be distributed as a lump sum payout; participant’s SERP benefits will be funded through a trust or other mechanism which is protected from the persons controlling the company after the occurrence of the change in control; and health, dental and life insurance will remain in force over the cash severance benefit period. Change in control payments for executive officers will be grossed up for the payment, if any, of additional federal taxes (Code Section 280(G) “Excess Parachute Payment”). Other officers will not be grossed up; however, any officer whose contractual entitlements would be greater if such entitlements were to reduce the officer’s safe harbor level under the golden parachute excise tax provisions of the Code (thereby avoiding the imposition of the excise tax), will have his or her payment so reduced. An officer in this group whose contractual entitlements after payment of applicable excise taxes would be greater than his or her safe harbor amount would not incur such a reduction.

      Executive Severance Plan. In 2005, the company adopted the Visteon Executive Severance Plan (the “Severance Plan”). The Severance Plan provides for severance benefits to certain officers elected by the Board of Directors and senior management employees of the company whose employment is subsequently involuntarily terminated, subject to certain exceptions. These severance benefits include a cash payment equal to one year of base salary, the reimbursement of medical coverage premiums under COBRA for one year following termination, the payment of the unexpended value of his or her flexible perquisites account, the provision of outplacement services for up to six months, the pro ration of restricted stock and restricted stock unit awards granted more than 180 days prior to date of termination, and the continued exercisability of vested stock options for up to one year following termination. If the eligible executive does not execute an acceptable release and waiver of claims, such executive will be entitled to the foregoing severance benefits except that the cash payment will be reduced to an amount equal to four weeks of base salary, and such executive will not receive the remaining value of his or her flexible perquisites account nor be entitled to outplacement services.
      Agreements with Ms. Fox. On March 10, 2005, the company entered into a Resignation Agreement (the “Resignation Agreement”) and Consulting Agreement (the “Consulting Agreement”) with Ms. Fox. The Resignation Agreement provided for the terms of Ms. Fox’s resignation from regular employment with Visteon and its affiliates effective as of March 31, 2005. Pursuant to the Resignation Agreement, the company paid Ms. Fox a severance payment of $1.36 million and accelerated the vesting date relating to 43,000 shares of restricted stock previously awarded to Ms. Fox under the 2004 Incentive Plan. The foregoing payment and acceleration are in lieu of any other incentive compensation amounts or bonus previously awarded to Ms. Fox that had not been paid. Ms. Fox also agreed to release any claims she may have against the company or its affiliates and agents, continue to maintain the confidentiality of the company’s information and refrain from soliciting or hiring employees of Visteon or its subsidiaries.
      Pursuant to the Consulting Agreement, Ms. Fox agreed to provide consulting services and other assistance as may be required or requested by the company’s executives, attorneys and/or other representatives, up to a maximum of 160 hours per month. Ms. Fox received a retainer of $40,000 per month for a total of 7 months, as well as reimbursement for travel and business expenses reasonably incurred. The agreement was terminated on October 31, 2005.
ORGANIZATION AND COMPENSATION COMMITTEE REPORT
WITH RESPECT TO EXECUTIVE COMPENSATION REPORTED
FOR THE LAST COMPLETED FISCAL YEAR
      The Organization and Compensation Committee of the Board of Directors oversees the company’s programs for compensating executive officers and other key management employees, including the administration of the company’s equity-based compensation plans, and approves the salaries and other incentive awards to executive officers. During 2005, the Committee held eight meetings. As described above, the Committee operates under a written charter and is composed entirely of independent directors (consistent with the listing standards of the New York Stock Exchange).
Compensation Policies and Objectives
      The Committee believes that Visteon’s executive compensation program supports the company’s strategic objectives and provides strong alignment of the interests of its executives with these objectives as well as the creation of stockholder value. Visteon’s executive compensation programs are designed to accomplish the following key goals.

•	Pay for Performance. The performance measures used in compensating executive officers are aligned with Visteon’s key business objectives, which include improved profit before taxes, return on assets and product quality.

•	Competitiveness. Visteon’s compensation program is targeted to deliver compensation at the median of the competitive market when performance is at expected levels, which is considered essential in order to retain a strong executive team and allow the company to attract talent to the organization.

•	Retention of Key Executives. In recognition of the challenging environment in 2005 and escalating attrition due to the uncertainty facing the company prior to the finalization of the agreement with Ford, 25% of the Long-Term incentive opportunity was delivered as a time-based award to retain senior management. The portion allocated to retention is paid in 1/3 increments in each year of the three year performance period.

•	Alignment with Stockholder Value. The compensation of executive officers is comprised of significant long-term performance and equity-based elements. The equity-based awards have been structured to have minimal stockholder dilution through the use of cash-settled restricted stock units and stock appreciation rights. In addition, the company maintains stock ownership guidelines for its officers as described below.
Components of Executive Officer Compensation for Fiscal 2005
      In 2005, the executive officers’ compensation was composed of a base salary, an annual incentive bonus opportunity, long-term incentive bonus and equity award opportunities, certain retention awards, and other employee benefits and perquisites. Visteon’s compensation program is generally targeted to deliver compensation at the median of the competitive market when performance is at expected levels, or on exception to attract and retain key executives. In 2005, the Committee reviewed comprehensive tally sheets and other information for all executive officers. The tally sheets and other information reviewed included all compensable pay and benefit programs normally included in our proxy statement, as well as healthcare, retirement, severance, perquisites, aircraft usage, change in control payments and stock ownership guidelines. The Committee believes that the aggregate compensation and benefits for the company’s executive officers for 2005 was appropriate and based on market competitive practices at the times such programs were implemented.
      In late 2005, the company conducted a global compensation study to analyze certain officer and non-officer level positions, to determine appropriate incentive opportunities in keeping with the company’s smaller size. Incentive compensation changes reflecting the results of this study are being implemented for 2006.

Base Salaries
      For each executive officer, base salary compensation was reviewed in relation to job responsibilities, skills, experience, peer relationships and competitive industry practice. The competitive compensation assessment was based on executive positions in other comparably sized auto supply, technology and general industry companies. The company uses several executive compensation surveys, conducted by leading independent consulting firms. These compensation surveys include many of the companies in the Peer Group Index (see “Stock Performance Graph” on page 28), subject to their participation. In 2005, the base salaries of several executives were increased on the basis of these surveys and other factors.

Annual Incentive Compensation
      The annual incentive award for fiscal 2005 consisted of a performance-based cash bonus opportunity. The measures for determining annual incentive awards were profit before taxes and free cash flow. Individual awards can be modified up or down by specified individual goals in the areas of business results, leadership behavior and development of people. However, for fiscal 2005, the company did not meet the threshold performance requirements necessary for annual incentive awards to be paid, and consequently no such awards were paid.

Long-Term Incentive Compensation
      During 2005, the company made awards relating to the 2005-2007 performance period of stock options, restricted stock units, and performance-based and time-based cash opportunity awards. These stock options vest ratably over a three-year period. The restricted stock units will be paid in cash upon vesting after three years based on the fair market value of Visteon’s common stock as of such vesting date in 2008. Holders of restricted stock units receive dividend equivalents in cash; however, no dividends were paid in 2005.
      Fifty percent of the total 2005-2007 cash bonus opportunity can be earned upon the achievement by the company in 2007 of specified metrics for return on assets, weighted at 50% of this opportunity, and product quality rating metrics, weighted at 50% of this opportunity. The remaining fifty percent of the 2005 — 2007 cash bonus opportunity was designed to retain eligible employees and is dependent solely on the employee remaining with Visteon as of the end of each fiscal year of the performance cycle. Cash payments will be paid in one-third increments in each of 2006, 2007 and 2008.
      For the 2003-2005 performance period, the long-term incentive awards included a performance-based cash bonus opportunity, stock options and time-based restricted stock awards. In February 2006, the company paid approximately 25% of a participant’s total performance-based cash award opportunity based on the achievement of a J. D. Powers product quality metric for 2005; the remainder of the performance-based cash award was not paid because the company did not achieve the minimum return on assets metric for 2005. In addition, restrictions on shares of restricted stock issued in 2003 as a part of the 2003-2005 long-term incentive program lapsed as of February 10, 2006.

Other Compensation Components
      Executive officers participate in the company’s retirement and savings and health and welfare plans on the same basis as other similarly situated employees, except for the supplemental pension and savings arrangements described below under “Executive Compensation — Retirement Benefits.” In addition, executive officers receive a monthly cash car allowance and a flexible perquisite account that may be used for certain discretionary purposes as well as other perquisites from time to time approved by the Committee. The company maintains an Executive Security Program that requires the Chief Executive Officer and the Chief Operating Officer to use the corporate-owned aircraft for personal and business travel, and provides the benefit of various personal health and safety protections.
Chairman and Chief Executive Officer Compensation for Fiscal 2005
      Mr. Johnston’s, the company’s Chairman and Chief Executive Officer, base salary for 2005 was $1.05 million, the same annual rate he received in 2004. At Mr. Johnston’s request the Committee did not review his base salary for 2005. As discussed above, Mr. Johnston did not receive a cash bonus payment under the 2005 annual incentive program (with a target payment of $1,207,500), but received a cash payment of $481,250 for the fiscal 2005 portion of the time-based retention cash component of the 2005-2007 long-term incentive program. Mr. Johnston also received a cash bonus payment of $544,950 pursuant to the 2003-2005 long-term incentive program discussed above, out of a target opportunity of $2,100,000. Also, pursuant to the 2005-2007 long-term incentive program, the Chief Executive Officer received a stock option grant of 656,548 shares, a restricted stock unit award of 231,185 units, a target performance cash bonus award opportunity of $1,443,750, and a time-based retention cash award opportunity of $1,443,750, ($481,250 of which was paid as described above). Finally, in 2005, after consultation with Towers Perrin, Mr. Johnston received a special transaction award of 100,000 stock appreciation rights, which vest in 50% increments in 2006 and 2007, and 200,000 restricted stock units, which vest in full in 2007, as recognition of his significant accomplishments in facilitating the strategic and structural transactions with Ford Motor Company that position the company for future viability.

Stock Ownership Requirements
      The company has adopted stock ownership goals for officers at the vice president level and above. The goal for these officers is to own common stock worth a multiple of salary, ranging from one times salary up to five times salary for the Chairman and Chief Executive Officer, within five years from adoption or their hire date, if later. All of the Named Executives employed by the company for five years or more are in compliance with the stock ownership guidelines.
Tax Deductibility of Compensation
      The Committee has also considered the company’s ability to deduct from taxable income certain performance based compensation under section 162(m) of the Code. The Committee generally intends that all compensation paid by the company be deductible, which includes awards earned or granted under the Incentive Plan. The Committee, however, reserves the right to pay nondeductible compensation if, in its sole discretion, it deems it necessary or desirable. For the company’s top five Named Executives, salaries in excess of $1 million and non-performance-based restricted stock or restricted stock units will not be exempt from section 162(m) of the Code.
Conclusion
      During 2005, the company experienced major change while engaged in its restructuring, and experienced higher than normal attrition during a period of uncertainty. The company’s target is to deliver compensation at the market median and believes this should enable Visteon to retain talent when financial and operational goals are achieved. Looking forward, the committee believes the compensation programs in place will allow the company to attract and retain key talent and reward employees for achieving the company’s financial and operational goals.

Organization and Compensation Committee

Karl J. Krapek (Chairman)
William H. Gray, III
Patricia L. Higgins
Charles L. Schaffer
James D. Thornton

STOCK PERFORMANCE GRAPH
      The following graph compares the cumulative total return on the company’s common stock over a five year period with the cumulative total return on the S & P 500 Composite Index and a Peer Group Index that Visteon has developed. The Peer Group Index is composed of ArvinMeritor, Inc., American Axle & Manufacturing Holdings, Inc., Borg-Warner Automotive, Inc., Dana Corporation, Johnson Controls, Inc., Lear Corporation and Magna International, Inc. Delphi Corporation has been removed from the peer group index presented by the company previously as it ceased to be a publicly traded company. At this time, no company has been determined to be a suitable replacement of the removed company.
      The graph assumes an initial investment of $100 and reinvestment of cash dividends. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the common stock or the referenced indices.
Comparison of Five-Year Cumulative Total Return

	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/30/05

Visteon Corporation	$100.00	$132.88	$62.90	$97.48	$93.82	$60.12
S & P 500 Index	$100.00	$88.11	$68.64	$88.10	$97.68	$102.42
Peer Group Index	$100.00	$140.46	$134.34	$203.69	$215.90	$213.38

AUDIT COMMITTEE REPORT
      The Audit Committee operates under a written charter adopted by the Board of Directors. Visteon management has the primary responsibility for the company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, and for auditing management’s assessment of Visteon’s internal control over financial reporting. The independent auditors also express an opinion, based on an audit, on the effectiveness of Visteon’s internal control over financial reporting. The Audit Committee oversees and monitors these processes and reports to the Board of Directors on its findings. During 2005, the Audit Committee held twenty-one meetings.
Auditor Independence
      During the year, the Audit Committee met and held discussions with Visteon management and PricewaterhouseCoopers LLP. The Audit Committee reviewed and discussed with Visteon management and PricewaterhouseCoopers LLP the audited financial statements contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, as well as the company’s internal control over financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the Statement on Auditing Standards No. 61 (Communications with Audit Committees).
      PricewaterhouseCoopers LLP submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with audit Committees). The Audit Committee discussed with PricewaterhouseCoopers LLP the firm’s independence and considered whether the provision of non-audit services by PricewaterhouseCoopers LLP to the company is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Audit Committee concluded that the independence of PricewaterhouseCoopers LLP from Visteon and management is not compromised by the provision of such non-audit services.
      Based on these reviews and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, and filed with the SEC.

Audit Committee
Charles L. Schaffer (Chairman)
Marla C. Gottschalk
Karl J. Krapek
Kenneth B. Woodrow
      The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Visteon filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Visteon specifically incorporates this Audit Committee Report by reference into any such filing.

Audit Fees
      The Audit Committee selects, subject to shareholder ratification, our independent auditors for each fiscal year. During the year ended December 31, 2005, PricewaterhouseCoopers LLP was employed principally to perform the annual audit of the company’s consolidated financial statements and internal control over financial reporting (including management’s assessment) and to provide other services. Fees paid to PricewaterhouseCoopers LLP for each of the past two years are listed in the following table:

	Audit	Audit		All Other
Year Ended December 31,	Services Fees	Related Fees	Tax fees	Fees

2005	$10,970,000	$698,000	$1,851,000	$45,000
2004	$9,007,000	$559,000	$3,319,000	$210,000
      Audit services fees include fees for services performed to comply with Sarbanes-Oxley Section 404 and Generally Accepted Auditing Standards (“GAAS”) as adopted by the Public Company Accounting Oversight Board and approved by the SEC, including the recurring audit of the company’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to the audit of income tax provisions and related reserves, and consents, assistance, and review of documents filed with the SEC.
      Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles (“GAAP”), reviews and evaluations of the impact of new regulatory pronouncements, special studies related to deferred taxes, and audit services performed related to benefit/pension plans.
      Tax fees primarily include fees associated with tax compliance, as well as domestic and international tax planning. This category also includes fees for services rendered related to comprehensive tax compliance and planning for international service employees.
      All other fees pertain to administrative services for international service employees.
Audit Committee Pre-Approval Process and Policies
      The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditor. These procedures include reviewing and approving a budget for audit and permitted non-audit services by category. The Audit Committee specifically approves, in advance, each audit service relating to Visteon’s consolidated financial statements and internal control over financial reporting. Audit Committee pre-approval is also required to engage the independent auditor for any additional service that is not included in the approved budget. The Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. Lastly, the Audit Committee periodically monitors the services rendered and actual fees paid and commitments to be paid to the independent auditors.
ITEM 2. APPROVAL OF INDEPENDENT AUDITORS
      The next proposal on the agenda for the Annual Meeting will be ratifying the appointment of PricewaterhouseCoopers LLP by the Audit Committee as the company’s independent auditors for fiscal year 2006.

      PricewaterhouseCoopers LLP served in this capacity for fiscal year 2005, and has reported on the company’s 2005 consolidated financial statements.
      Representatives of PricewaterhouseCoopers LLP, the company’s independent auditors, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions. For information regarding fees paid to PricewaterhouseCoopers LLP, see “Audit Fees” on page 30.
      The Board of Directors Recommends that You Vote for the Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for Fiscal Year 2006.
ITEM 3. APPROVAL OF AMENDMENTS TO VISTEON CORPORATION
2004 INCENTIVE PLAN
      The next proposal on the agenda for the Annual Meeting will be to approve amendments to the Visteon Corporation 2004 Incentive Plan (the “Incentive Plan”). The Incentive Plan was originally adopted effective as of June 28, 2000 as the 2000 Incentive Plan, and approved by stockholders on May 9, 2001. The Incentive Plan was amended and restated on March 16, 2004, and approved by stockholders on May 12, 2004. The Board of Directors, following the approval and recommendation of the Organization and Compensation Committee, adopted the proposed amendments to the Incentive Plan on March 16, 2006, subject to stockholder approval at the Annual Meeting.
      The amendments to the Incentive Plan include the following changes from the existing plan:

•	increase the maximum number of shares of common stock that may be issued under the Incentive Plan by 7,000,000 shares to 21,800,000 shares;

•	decrease the maximum number of shares of common stock that may be awarded under the Incentive Plan pursuant to stock rights, restricted stock, restricted stock, restricted stock units (but only to the extent that each such restricted stock unit may be settled by the delivery of shares of common stock) and other stock-based awards to 3,662,332 from 5,171,383;

•	change the maximum term of an option or stock appreciation right awarded under the plan in 2006 and thereafter to seven years from five years;

•	prohibit the transfer of awards by participants for consideration; and

•	provide that the Organization and Compensation Committee will not, without shareholder approval, grant substitute awards to replace outstanding options with a higher grant price than the substitute awards.
      As of December 31, 2005, without taking into account any increase in the number of shares available under the Incentive Plan, there were approximately 859,881 shares not subject to outstanding awards under the Incentive Plan. Subject to the overall plan limit, approximately 100,000 shares would be available for awards of stock rights, restricted stock, restricted stock units (only to the extent that each such restricted stock unit may be settled by the delivery of common stock) and other stock-based awards pursuant to the Incentive Plan, as amended.
      Our Organization and Compensation Committee believes that increasing the total number of shares available for awards under the plan is necessary to ensure that a sufficient number of shares will be available to fund our employee compensation programs over the next two to three years. Our Organization and Compensation Committee believes that making a significant portion of the compensation of certain employees, whose efforts can affect the value of Visteon depend upon the long-term performance of our common stock, encourages those employees to work in a way that maximizes stockholder value. The Incentive Plan is also designed to help retain and attract key employees and consultants.

      To facilitate approval of this proposal and address any shareholder concerns regarding the number of options and/or shares the company intends to grant in any given year, the company commits to its shareholders that the number of shares (including those subject to options) to be awarded under the Incentive Plan for 2006-2008 will not exceed, on average, 3.2% of the total number of shares outstanding for each fiscal year. For purposes of calculating the number of shares awarded in a year, restricted stock, stock units or other awards that will be settled in stock will count as the equivalent of 1.5 shares.
Summary of the Incentive Plan
      The following is only a summary of the Incentive Plan, as proposed to be amended, and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix C to this proxy statement.
      The Incentive Plan is administered by the Organization and Compensation Committee of the Board of Directors. The Incentive Plan provides for the payment of performance cash awards and the grant of incentive and nonqualified stock options, stock appreciation rights, performance stock rights (“stock rights”), restricted stock, restricted stock units and various other rights based on stock (individually, an “award” or collectively, “awards”). Salaried employees, as well as certain non-employees, of Visteon with potential to contribute to the future success of Visteon or its subsidiaries will be eligible to receive awards under the Incentive Plan. The Organization and Compensation Committee has the discretion to select the employees to whom awards will be granted, to determine the type, size and terms and conditions applicable to each award and the authority to interpret, construe and implement the provisions of the Incentive Plan. The Organization and Compensation Committee’s decisions will be binding. The Organization and Compensation Committee also may delegate to a committee of Visteon officers the selection of eligible employees and the determination of the amount of individual awards for employees and certain non-employees who are not executive officers of Visteon, within limitations prescribed by the Organization and Compensation Committee.

Limits on Plan Awards
      The total number of shares of our common stock that may be subject to awards under the Incentive Plan, referred to as the “overall limit,” is 21,800,000, subject to adjustment as provided in the Incentive Plan. For calendar years after 2003, no more than 1,000,000 shares of our common stock may be subject to stock options (with or without any related stock appreciation rights) or to stand-alone stock appreciation rights awarded to any “covered employee,” which generally means our chief executive officer and the next four most highly paid executive officers, in any one calendar year. Common stock issued under the Incentive Plan may be either authorized but unissued shares (subject to a maximum limit of 2,000,000 shares), treasury shares or any combination thereof. For calendar years after 2003, no more than 1,000,000 shares of common stock may be available as awards pursuant to performance-based stock rights, restricted stock and restricted stock units granted under the Incentive Plan to any covered employee in any one calendar year, and no more than 3,662,332 shares in total may be issued pursuant to stock rights, restricted stock, restricted stock units (only to the extent that each such restricted stock unit may be settled by the delivery of common stock) and other stock-based awards. Any shares of common stock subject to an award that lapses, expires or is otherwise terminated without the issuance of such shares may become available for future awards.

Stock Options
      Options to purchase shares of our common stock, which may be incentive or nonqualified stock options, may be granted under our Incentive Plan at an exercise price (the “option price”) at least equal to the average of the highest and lowest prices at which Visteon common stock was traded on the New York Stock Exchange on the date of grant. Each option represents the right to purchase one share of common stock at the specified option price.

      Options granted after December 31, 2005 will expire not later than seven years after the date on which they are granted. Options granted after December 31, 2003 and on or prior to December 31, 2005 will expire not later than five years after the date on which they are granted. Options granted on or prior to December 31, 2003 will expire not later than 10 years after the date on which they are granted. Options become exercisable at such times and in such installments as determined by the Organization and Compensation Committee. Payment of the option price can either be made in full at the time of exercise by check or wire transfer, or, if the Organization and Compensation Committee so determines and the participant so elects, in installments. Unless the Organization and Compensation Committee determines otherwise, payment in full or in part may also be made by tendering to Visteon shares of our common stock (if owned at least six months) having a fair market value equal to the option price (or such portion thereof).

Stock Appreciation Rights
      An award of a stock appreciation right may be granted under the Incentive Plan. Generally, one stock appreciation right is granted with respect to one share of our common stock. The stock appreciation right entitles the participant, upon the exercise of the stock appreciation right, to receive an amount equal to the appreciation in the underlying share of common stock. The appreciation is equal to the difference between (1) the “base value” of the stock appreciation right (i.e., the option price on the date the stock appreciation right is granted), and (2) the average of the highest and lowest prices at which Visteon common stock was traded on the New York Stock Exchange on the date the stock appreciation right is exercised. Upon the exercise of a vested stock appreciation right, the exercising participant will be entitled to receive the appreciation in the value of one share of common stock as so determined, payable at the discretion of the Organization and Compensation Committee in cash, shares of common stock, or some combination thereof, subject to the availability of our shares of common stock.
      Stock appreciation rights granted after December 31, 2005 will expire not later than seven years after the date on which they are granted. Stock appreciation rights granted after December 31, 2003 and on or prior to December 31, 2005 will expire not later than five years after the date on which they are granted. Stock appreciation rights granted on or prior to December 31, 2003 will expire not later than 10 years after the date on which they are granted. Stock appreciation rights become exercisable at such times and in such installments as determined by the Organization and Compensation Committee.

Tandem Options/ Stock Appreciation Rights
      An option and a stock appreciation right may be granted “in tandem” with each other. An option and a stock appreciation right are considered to be in tandem with each other because the exercise of the option aspect of the tandem unit automatically cancels the right to exercise the stock appreciation right aspect of the tandem unit, and vice versa. The option may be an incentive stock option or a nonqualified stock option, as determined by the Organization and Compensation Committee. Descriptions of the terms of the option and the stock appreciation right aspects of a tandem option/stock appreciation right are provided above.

Material U.S. Federal Income Tax Consequences of Options
      Awards granted under the Incentive Plan may result in federal income tax consequences to Incentive Plan participants and Visteon. Some of those federal income tax consequences with respect to options are generally set forth in the following summary.

      An employee who is granted an incentive stock option that qualifies under Section 422 of the Code will not recognize income at the time of grant or exercise of such option. Visteon will not be entitled to a federal income tax deduction upon the grant or exercise of an incentive stock option. However, upon the exercise of an incentive stock option, any excess in the fair market price of the common stock over the option price constitutes a tax preference item that may have alternative minimum tax consequences for the employee. When the employee sells the shares more than one year after the date of transfer of the shares and more than two years after the date of grant of the incentive stock option, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sales price of the shares and the aggregate option price. In such event, Visteon will not be entitled to a federal income tax deduction with respect to the exercise of the incentive stock option or the sale of the shares. If the employee does not hold the shares for the required period, when the employee sells the shares, the employee will recognize ordinary compensation income and possibly capital gains or losses in such amounts as are prescribed by the Code and Visteon will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.
      An employee who is granted a nonqualified stock option will not recognize income at the time of grant of the option. In general, when the employee exercises a nonqualified stock option, the employee will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the shares of common stock the employee receives. The tax basis of the shares to the employee will be equal to the option price paid, plus the amount includible in the employee’s gross income, and the employee’s holding period for such shares will commence on the date of exercise. Subject to the Code, Visteon will generally be entitled to a federal income tax deduction in respect of a nonqualified stock option in an amount equal to the ordinary compensation income recognized by the employee upon the exercise of the nonqualified stock option.

Restricted Stock and Restricted Stock Units
      Subject to the limits discussed above, the Organization and Compensation Committee may authorize the award of restricted stock and restricted stock units to employees under the Incentive Plan. Restricted stock awards are issuances of our common stock to employees that are subject to restrictions on transfer and forfeiture if one or more specified performance goals or minimum periods of service are not attained. Restricted stock units may also be awarded in lieu of, or in addition to, restricted stock awards and consist of a unit credited to a hypothetical account, valued based on the fair market value of our common stock, and subject to forfeiture if one or more specified performance goals or minimum periods of service are not attained. Prior to the expiration of the restriction period, a grantee that has received a restricted stock award generally has the rights of a stockholder of Visteon, including the right to vote and to receive cash dividends on the shares subject to the award. If the Organization and Compensation Committee so determines, the holder of a restricted stock unit may receive cash payments equivalent in value to dividends paid on our common stock, either at the time the dividends are otherwise payable or upon the payment of the final award relating to such restricted stock unit. The Organization and Compensation Committee will determine in advance of each award the terms and conditions applicable to each award of restricted stock and restricted stock units, including the applicable performance criteria or minimum periods of service required, and whether awards of restricted stock units will be settled in cash or in shares of common stock, and may make certain adjustments to the performance criteria and the amount of final awards.

Performance Stock Rights and Other Stock Awards
      Subject to the limits discussed above, the Organization and Compensation Committee may authorize the award of performance stock rights to employees under the Incentive Plan. Performance stock rights represent the right to receive shares of our common stock if one or more specified performance goals are attained. If the Organization and Compensation Committee so determines, the holder of a performance stock right may receive cash payments equivalent in value to dividends paid on our common stock, either at the time the dividends are otherwise payable or upon the payment of the final award relating to such performance stock right. The Organization and Compensation Committee will determine in advance of each award the terms and conditions applicable to each award of performance stock right, including the applicable performance criteria, and whether awards of performance stock rights may be settled in cash or other stock equivalents, and may make certain adjustments to the performance criteria and the amount of final awards.
      The Organization and Compensation Committee also may grant other stock-based awards to such employees as it may select. These awards may include awards of restricted stock, stock units, “phantom stock” and options not otherwise specifically addressed above. The Organization and Compensation Committee may determine the time or times at which these awards will be made, the number of shares of common stock or stock units and the like to be granted or covered pursuant to such awards, including, whether such awards will be payable or paid in cash, common stock or otherwise, and whether the awards will be granted as a bonus for no consideration other than services rendered.

Performance Cash Awards
      The Organization and Compensation Committee may award or authorize performance cash awards to such employees as it may select, and in such amounts as it may designate, subject to the terms of the Incentive Plan. The Organization and Compensation Committee determines the performance period and performance criteria for a performance cash award. Within 90 days of the beginning of a performance period, the Organization and Compensation Committee decides the targeted performance level at which a target award may be earned. The Organization and Compensation Committee decides the target award based on the employee’s level of responsibility and other factors. The target award, designated as a percentage of base salary, is based on achieving 100% of the performance goals established by the Organization and Compensation Committee for the performance period. The Organization and Compensation Committee also decides any minimum performance level below which no cash award would be paid. The maximum amount that may be granted to a covered employee as a final award with respect to one or more performance cash awards during any calendar year is $10,000,000.
      As soon as practicable following the completion of the performance period, the Organization and Compensation Committee determines the extent to which the participant achieved the performance goals and the amount of compensation to be awarded as a final award by applying the applicable performance formula against the accomplishment of the related performance goals. The Organization and Compensation Committee may, in its sole discretion, reduce the amount of any final award to any participant or increase the amount of any final award to any participant who is not a covered employee. In making such adjustments, the Organization and Compensation Committee shall take into account the extent to which the performance goals were achieved, individual performance, and such other factors as the Organization and Compensation Committee may deem relevant, such as a change in circumstances or unforeseen events during the performance period.

Additional Information
      Under the Incentive Plan, in the event of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting our common stock, such adjustments as may be necessary (as determined by the Organization and Compensation Committee) to reflect such change will be made to prevent dilution or enlargement of the rights with respect to the overall limit, the option limit, the annual and aggregate stock right limits, the number of shares of common stock covered by each outstanding award, any other references in the Incentive Plan to a number of shares and the price per share in respect thereof.

Conditions
      Unless otherwise determined by the Organization and Compensation Committee, an individual’s rights under the Incentive Plan may not be assigned or transferred (except in the event of death). An individual’s rights under the Incentive Plan are subject to forfeiture for competitive activity or activity that is not in our best interest.

Funding
      All administrative expenses of the Incentive Plan will be paid for by the company and its participating subsidiaries.

Amendment and Termination of Plan
      Unless terminated earlier by the Board of Directors, the Incentive Plan will terminate on May 11, 2014. The Board of Directors may at any time terminate, modify or amend the Incentive Plan; provided, however, that the Board may not, without the approval of the stockholders, (1) increase the overall limit, the option limit, the performance cash limit or the annual and aggregate limits applicable to stock rights, restricted stock, restricted stock units and other stock-based awards, (2) extend the term of the plan, (3) permit a member of the Organization and Compensation Committee to participate, or (4) decrease the grant price of any outstanding option or stock appreciation right.
      The Incentive Plan provides for acceleration of vesting and distribution of some plan awards in the event of a change of control of the company.
Other Information
      Since it is within the discretion of the Organization and Compensation Committee to determine which employees will receive grants under the Incentive Plan and the type and amount thereof, these matters cannot be specified at present. While nearly all of the approximately 17,000 salaried employees of Visteon and its subsidiaries are eligible under the literal terms of the Incentive Plan to receive grants under the plan, it is presently contemplated (and has been the Organization and Compensation Committee’s practice in the past) that grants of stock options and stock appreciation rights, and to a lesser extent if at all, grants of restricted stock and restricted stock units, would be made primarily to senior and middle managers, including the Named Executives, which currently includes approximately 300 employees. For stock option, stock appreciation rights and restricted stock unit grants as well as other benefits awarded to our Named Executives in 2005 under our Incentive Plan see “Executive Compensation” beginning on page 10.
      On March 15, 2006, the New York Stock Exchange reported a closing price of $4.53 for our common stock.
      The Board of Directors recommends that you vote FOR the approval of the amendments to the Visteon Corporation 2004 Incentive Plan.
ITEM 4. APPROVAL OF AMENDMENT TO THE
VISTEON CORPORATION NON-EMPLOYEE DIRECTOR STOCK UNIT PLAN
      The next proposal on the agenda for the Annual Meeting will be to approve an amendment to the Visteon Corporation Non-Employee Director Stock Unit Plan (the “Directors Plan”). The Directors Plan was originally adopted effective February 11, 2004, and approved by stockholders on May 12, 2004. The Board of Directors, following the approval and recommendation of the Corporate Governance and Nominating Committee of the Board of Directors, amended the Directors Plan on February 9, 2006, subject to stockholder approval at the Annual Meeting. The amendment to the Directors Plan increases the annual stock unit grant from $10,000 to $70,000.

      The Corporate Governance and Nominating Committee, which is responsible for establishing non-employee director compensation, reviewed trends and practices with respect to director compensation, including a study performed by an outside consultant, and determined that amending the Directors Plan is in the best interests of the company and its stockholders. By maintaining non-employee director compensation that is competitive with its peers, the company will be better able to retain and attract qualified directors. Also, we believe that awarding more of director compensation in stock units that must be held until service on the Board ends will further align the economic interests of the directors with long-term stockholders of the company. If the amendment to the Directors Plan is approved, the Board of Directors will cease new awards of restricted stock under the Visteon Corporation Restricted Stock Plan for Non-Employee Directors.
Summary of the Directors Plan
      The following is only a summary of the Directors Plan, as proposed to be amended, and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix D to this proxy statement.

Plan Administration
      The Directors Plan is intended to be self-administering. However, an administrative committee composed of the non-participating members of the Board has the authority (i) to interpret and administer the Directors Plan; (ii) establish, amend, suspend or waive rules of regulations of the Directors Plan; and (iii) take any other action it deems necessary for administration of the Directors Plan. Also, the Organization and Compensation Committee has discretion to determine if distributions under the Directors Plan will be made in common stock or cash.
      All administrative expenses of the Directors Plan will be paid for by the company.

Participants
      Under the Directors Plan, a participant is defined as each member of the board who is not an officer or employee of the company or any of its subsidiaries and who has a book-entry account under the plan. There are currently seven eligible participants under the Directors Plan, and each participant will receive an award as of the day after the Annual Meeting.

Stock Unit Awards and Dividend Equivalents
      Under the Directors Plan, as of the day immediately after the date of the company’s annual stockholders meetings, each participant will have credited to a book-entry account of the company a number of Visteon stock units equal to the result obtained by dividing (A) $70,000 by (B) the average of the high and low prices of a share of our common stock sold on the New York Stock Exchange on such date.
      Each month each participant will have credited to a book-entry account of the company a number of Visteon stock units determined by dividing the participant’s deemed dividends for such month by the average of the high and low prices a share of our common stock sold on the New York Stock Exchange on the last trading day of such month.

Distributions
      Each participant remains 100% vested in all amounts credited to his or her account under the Directors Plan. Distributions of amounts in a participant’s account will be made either in a single sum or ten annual installments, at the advance election of the participant, commencing upon the later of (1) January 15th of the calendar year following the calendar year in which the participant terminates service as a non-employee director of the company, or (2) the first business day of the seventh month following the month in which the participant terminates service as a director of the company.

Term
      The Directors Plan will terminate on May 12, 2014, unless terminated earlier by the Board of Directors. No amendment or termination of the Directors Plan will adversely affect the rights of any participant or beneficiary to benefits then accrued without the written consent of the affected participant or beneficiary.
      The Board of Directors recommends that you vote FOR the approval of the amendment to the Visteon Corporation Non-Employee Director Stock Unit Plan.
ITEM 5. SHAREHOLDER PROPOSAL RELATING TO
ANNUAL ELECTION OF DIRECTORS
      The next proposal on the agenda for the Annual Meeting will be a shareholder proposal relating to the annual election of directors. In accordance with SEC rules, the text of the shareholder proposal is printed exactly as it was submitted. John Chevedden, 2215 Nelson Avenue, Redondo Beach, California 90278, has informed the company that he intends to present for consideration at the Annual Meeting the following proposal on behalf of Mr. Leeds, and has furnished the following statement in support of the proposal:
5 — Elect Each Director Annually
RESOLVED: Shareholders request that our Directors take the necessary steps, in the most expeditious manner possible, to adopt annual election of each director. This includes complete transition from the current staggered system to 100% annual election of each director in one election cycle if practicable. Also to transition solely through direct action of our board if practicable.
Jack Leeds, 44930 Dunbarton Drive, Novi, MI 48375 submitted this proposal.

66% Yes-Vote
Thirty-three (33) shareholder proposals on this topic won an impressive 66% average yes-vote in 2005 through late-September. The Council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommends adoption of this proposal topic.

85% Yes-Vote
We as Visteon shareholders gave 85% support to the 2005 edition of this proposal topic.

Progress Begins with One Step
It is important to take one step forward and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporatelibrary.com/ a pro-investor research firm rated our company “F” in Accounting.

•	Restatements will be required for 2002, 2003 and 2004 based on an October 2005 investigation by an outside law firm.

•	We were allowed to vote on individual directors only one in 3-years — Accountability concern.

•	Yet our directors can be elected with a single yes-vote from our 120 million shares under plurality voting.

•	We had no Independent Chairman and not even a Lead Director — Independent oversight concern.

•	Hon. Gray, the Chairman of our Nomination Committee had 13-years tenure on the JPMorgan Board (JPM) rated “D” overall by the Corporate Library.

•	Plus Hon. Gray had 5-year tenure on the Pfizer Board (PFE) also rated “D”.

•	Poison pill: A 2004 shareholder proposal asked our company to require shareholder approval of all poison pills. Our Board adopted such a policy with the nonsense loophole that the board can override the policy and adopt a pill without shareholder approval. According to The Corporate Library this loophole undermines the shareholder approval requirement, and does not constitutes full implementation of the proposal.
These less-than-best practices reinforce the reason to take one step forward now and adopt annual election of each director.

Best for the Investor
Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.
      “Take on the Street” by Arthur Levitt
Elect Each Director Annually
Yes on 5
      The Board of Directors Recommends that You Vote Against this Proposal for the Reasons Set Forth Below:
      The Board of Directors and its Corporate Governance and Nominating Committee (composed of entirely independent directors) have carefully considered this proposal and have concluded that a classified board is in the best interests of the company and shareholders at this time. The Board is divided into three classes, with three directors in each class standing for election at every third annual meeting of stockholders. The three-year staggered terms are designed to provide stability, enhance long-term planning and ensure that a majority of the company’s directors at any given time have experience as directors of the company. This ensures that the Board has solid knowledge of the company’s complex business and products, as well as its product strategy. Directors who have experience with the company and knowledge about its business and affairs are better positioned to make the fundamental decisions that are best for the company and its stockholders. The classified board structure can also enhance the independence of the non-employee directors who sit on the Board by providing them with a longer assured term of office, and this longer term reduces management’s ability to pressure directors to act too quickly. With three-year terms, directors do not have to continually consider an upcoming nomination for re-election the following year.
      The classified Board is also designed to safeguard the company against the unsolicited efforts of a third party to take control of the company, and not pay fair value for the business and assets of the company. The classified board structure enhances the ability of the Board of Directors to negotiate the best results for all stockholders in such circumstances. It does not preclude a take-over, but it can afford the company time to evaluate the adequacy and fairness of any take-over proposal, negotiate with the sponsor on behalf of all shareholders and weigh alternatives, including the continued operation of the company’s business.
      Additionally, directors have fiduciary duties that do not depend on how they are elected. Directors who are elected to three-year terms are just as accountable to stockholders as directors who are elected on annual basis. Thus, accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years. We believe that the classified Board protects the interests of all Visteon stockholders and that the continuity and depth of knowledge that results from a classified Board of Directors provides the proper environment in which to foster the creation of long-term value for all stockholders.
      For these Reasons, the Board of Directors Recommends that You Vote Against this Proposal.

Other Matters
      Neither the company nor its directors intend to bring before the Annual Meeting any matters other than the election of the two directors, the ratification of the company’s independent auditors, approval of amendments to equity plans, and the consideration of a shareholder proposal. Also, they have no present knowledge that any other matters will be presented by others for action at the meeting.
2007 STOCKHOLDER PROPOSALS AND NOMINATIONS
      Stockholder proposals that are intended to be included in the company’s proxy materials for the 2007 Annual Meeting must be presented pursuant to Securities and Exchange Commission Rule 14a-8 and received by the Secretary of the company no later than December 1, 2006.
      A stockholder that intends to present business at the 2007 Annual Meeting other than pursuant to Rule 14a-8, which may not be included in the company’s proxy materials, must comply with the requirements set forth in the company’s by-laws. Among other things, a stockholder must give written notice of its intent to bring business before the 2007 Annual Meeting to the company no later than December 1, 2006. However, if the date for the 2007 Annual Meeting is more than 30 calendar days prior to, or after, May 10, 2007, then such written notice must be received no later than the tenth day following the day on which we announce the annual meeting date to the public. This written notice must contain specified information as set forth in the company’s by-laws.
      You may recommend any person to be a director by writing to the Secretary of the company. The deadline for submitting written notice nominating a director is the same as that set forth above for other matters proposed to be presented at the 2007 Annual Meeting. This notice also must include, among other things, the name, age, address, occupations and stockholdings of the proposed nominee.
      To the extent permitted, the company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.
MISCELLANEOUS
      The company has adopted a code of business conduct and ethics entitled, “Ethics and Integrity Policy”, which is applicable to the directors and all employees of the company, including the principal executive officer, the principal financial officer and the principal accounting officer. A copy of the ethics policy as well as Corporate Governance Guidelines and Board Committee Charters are available on our website at www.visteon.com, by contacting our Shareholder Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (877) 367-6092; or via email at vcstock@visteon.com.
      Visteon’s 2005 Annual Report, including its Annual Report on Form 10-K for the year ended December 31, 2005 (and consolidated financial statements), is being mailed to you with this proxy. Stockholders may obtain, at no charge, an additional copy of our Annual Report on Form 10-K for the year ended December 31, 2005, including exhibits thereto, by contacting our Shareholder Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (877) 367-6092; or via email at vcstock@visteon.com. Our periodic and current reports, including our Annual Report on Form 10-K, and any amendments thereto are also available through our internet website at www.visteon.com/investors.
      Securities and Exchange Commission rules allow us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. These rules benefit both you and Visteon. It reduces the volume of duplicate information received at your household and helps to reduce Visteon’s printing and mailing expenses. Each stockholder will continue to receive a separate proxy card or voting instruction card.
      If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, The Bank of New York, by calling their toll free number, (877) 881-5962.

      If you would like to receive your own set of Visteon’s annual disclosure documents in future years, follow the instructions described below. Similarly, if you share an address with another Visteon stockholder and together both of you would like to receive only a single set of Visteon’s annual disclosure documents, follow these instructions:
      If your Visteon shares are registered in your own name, please contact our transfer agent, The Bank of New York, and inform them of your request by calling them at (877) 881-5962, writing to them at Visteon Corporation Shareholder Services, c/o The Bank of New York, P.O. Box 11258, New York, NY 10286 or by email at vcshareholders@bankofny.com.
      If a broker or other nominee holds your Visteon shares, please contact ADP and inform them of your request by calling them at (888) 603-5847 or writing to them at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Be sure to include your name, the name of your brokerage firm and your account number.

APPENDIX A
Visteon Director Independence Guidelines
      A director will be deemed “independent,” and to have no direct or indirect material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), if he/she meets all of the following criteria:

1. Has not been an employee of Visteon or its subsidiaries within the last three years.

2. Is not currently a partner or employee of Visteon’s internal or external auditor or a former partner or employee of Visteon’s internal or external auditor or was within the last three years (but is no longer) a partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within that time.

3. Has not been employed by a company in which, concurrently with such employment, an executive officer of Visteon served on the compensation committee of such company within the last three years.

4. Has not received more than $100,000 per year in direct compensation from Visteon or its subsidiaries within the last three years, other than director or committee fees and pensions or other forms of deferred compensation for prior service (and not contingent on continued service).

5. Is not currently an executive officer or employee of a company that, within the past three years, has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues for such year.

6. Has no immediate family member(1) who (i) has been employed by Visteon as an officer, (ii) is a current partner of Visteon’s internal or external auditor or a current employee of Visteon’s internal or external auditor who participates in the audit, assurance or tax compliance (but not tax planning) practice, (iii) is a former partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within the last three years, (iv) has been employed as a an officer of another company where a Visteon executive officer served on the compensation committee of that company within the last three years, (v) received more than $100,000 per year in direct compensation from Visteon or its subsidiaries other than pensions or other forms of deferred compensation for prior service (and not contingent on continued service), or (vi) is currently an officer of a company that has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, during any twelve month period, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues for such year, in each case, within the last three years.

7. Is not currently an executive officer of a tax-exempt organization that has received, within the preceding three years, contributions from Visteon or its subsidiaries in any single fiscal year in excess of the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues for such year.

8. Does not have any other relationships with the Company or with members of senior management that the Board determines to be material.
March 9, 2005

(1)	A director’s immediate family shall include his or her spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone (other than domestic employees) who shares such director’s home.

A-1

APPENDIX B
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF VISTEON CORPORATION
      1. Purpose. The Audit Committee’s purpose shall be to assist the Board of Directors in its oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Corporation’s internal audit function and its independent auditors. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditors, and each such auditor shall report directly to the Audit Committee.
      2. Composition. The Audit Committee shall be comprised of three or more directors, as determined from time-to-time by the Board of Directors, and at least one member must be an “Financial Expert” as defined by SEC rules. Members of the Audit Committee and its Chairman shall be appointed from time-to-time by the Board of Directors and shall serve for such period of time as may be determined by the Board of Directors.
      Each member of the Audit Committee must:

(i) be financially literate (or become so within a reasonable time after his or her appointment to the Audit Committee);

(ii) meet the independence standards as set forth in relevant law and the rules of the New York Stock Exchange;

(iii) not serve on the audit committees of more than two other public companies unless the Board of Directors has determined that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.
      3. Meetings. The Audit Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. A majority of the total number of members of the Audit Committee shall constitute a quorum for transacting business. The Audit Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee shall maintain minutes of its meetings and records relating to those meetings or other actions and provide copies of such minutes or records to the Board of Directors.
      4. Duties and Responsibilities. In carrying out its duties and responsibilities, the Audit Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Audit Committee, the Audit Committee shall have the following authority and responsibilities.

(a) The Audit Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace the independent auditor and to approve all audit, review and attest engagement fees and terms. At each annual meeting of stockholders, the Audit Committee shall make a recommendation to the stockholders whether to ratify the appointment of the independent auditor. The Audit Committee (or a designated member of the Audit Committee in the case of clause (i)) shall either (i) pre-approve each engagement of the Corporation’s independent auditor to perform services other than audit, review or attest services for the Corporation or (ii) establish a detailed pre-approval policy and procedure pursuant to which management of the Corporation may engage the Corporation’s independent auditor to perform services other than audit, review or attest services.

(b) Obtain and review at least annually a formal written report from the independent auditor describing: the auditing firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control or peer reviews of the firm, or, within the preceding five years, by any inquiry or investigation by any governmental or professional authorities relating to any audit conducted by the firm. The Audit Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Audit Committee will undertake the following:

•	receive from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standards;

•	review, and actively discuss with the Board, if necessary, and the auditors, on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the auditors;

•	recommend, if necessary, that the Board take certain action to satisfy itself of the auditors’ independence; and

•	review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors’ firm.

(c) Meet to review and discuss with management and the independent auditor the annual audited financial statements, quarterly financial statements and the Corporation’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Review and resolve disagreements between management and the independent auditor concerning financial reporting.

(d) Consider and approve, if appropriate, the initial selection of and major changes to auditing and accounting principles and practices proposed by management. Discuss with the independent auditors any significant changes in auditing standards or audit scope impacting the audit.

(e) Establish regular systems of reporting to the Audit Committee by finance management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements, and any significant issues encountered during the course of the review or audit.

(f) Review and accept, if appropriate, the annual audit plan of the Corporation’s internal auditors and independent auditors, including the scope of audit activities, and monitor such plan’s progress and results during the year.

(g) Oversee the adequacy and effectiveness of the accounting and internal control policies and procedures through inquiry and discussions with the internal auditors, independent auditors and management of the Corporation, including the Disclosure Committee, as appropriate. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(h) Review, with the General Counsel, any legal matter that could have a significant impact on the financial statements.

(i) Discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

(j) Discuss with management and the independent auditor, as appropriate, any significant audit problems or difficulties and management’s response, and the Corporation’s related risk assessment and risk management policies, including the Corporation’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

(k) Prepare and publish an annual Audit Committee report in the Corporation’s proxy statement.

(l) Set clear policies for the hiring of employees or former employees of the Corporation’s independent auditor.

(m) Meet separately, on a periodic basis, with each of management, the internal auditors and the independent auditors.

(n) Review and recommend for approval to the Board of Directors an annual compliance plan with respect to the Corporation’s Ethics Policy, and amendments to such policy as necessary.

(o) Retain such outside counsel, experts and other advisors as the Audit Committee may deem appropriate in its sole discretion. The Audit Committee shall have sole authority to approve related fees and retention terms for such engagements.

(p) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Audit Committee or the Board of Directors deems necessary or appropriate.

(q) Report to the Board of Directors after each Audit Committee meeting.

(r) Conduct and present to the Board of Directors an annual performance evaluation of the Audit Committee. The Audit Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.
* * *
      While the Audit Committee has the duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.
February 9, 2005

APPENDIX C
VISTEON CORPORATION
2004 INCENTIVE PLAN
(as proposed to be amended)
Section 1.     PURPOSE AND DEFINITIONS
      (a) Purpose. This Plan, known as the “Visteon Corporation 2004 Incentive Plan”, is intended to provide an incentive to certain employees and certain non-employees who provide services to Visteon Corporation and its subsidiaries, in order to encourage them to remain in the employ of the Company and its subsidiaries and to increase their interest in the Company’s success. It is intended that this purpose be effected through awards or grants of stock options and various other rights with respect to shares of the Company’s common stock, and through performance cash awards, as provided herein, to such eligible employees.
      (b) Definitions. The following terms shall have the following respective meanings unless the context requires otherwise:

(1) The term “Affiliate” or “Affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(2) The term “Beneficial Owner” shall mean beneficial owner as set forth in Rule 13d-3 under the Exchange Act.

(3) The term “Board” shall mean the Board of Directors of Visteon Corporation.

(4) The term “Change in Control” shall mean the occurrence of any one of the following:

(A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (C) below;

(B) within any twelve (12) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(E) any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Plan.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(5) The term “Code” shall mean the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended and in effect from time to time.

(6) The term “Committee” shall mean the committee appointed pursuant to Section 2 to administer the Plan.

(7) The term “Company” shall mean Visteon Corporation.

(8) The term “Covered Executive” shall mean the Chief Executive Officer and the other four highest compensated officers of the Company or any Subsidiary at year-end whose compensation is required to be reported in the Summary Compensation Table of the Company’s Proxy Statement.

(9) The term “Employee” shall mean an employee of the Company or any Subsidiary. The term “Employee” shall also be deemed to include any person who is an employee of any joint venture corporation or partnership, or comparable entity, in which the Company or Subsidiary has a substantial equity interest, provided such person was an employee of the Company or Subsidiary immediately prior to becoming employed by such entity, and designated non-employees who provide services to the Company or a Subsidiary.

(10) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same may be amended and in effect from time to time.

(11) The term “Fair Market Value” shall mean the average of the highest and lowest sale prices at which a share of Stock shall have been sold regular way on the New York Stock Exchange on the date of grant of any Option or Stock Appreciation Right or other relevant valuation date. In the event that any Option or Stock Appreciation Right shall be granted, or other relevant valuation date shall occur, on a date on which there were no such sales of Stock on the New York Stock Exchange, the Fair Market Value of a share of Stock shall be deemed to be the average of the highest and lowest sale prices on the next preceding day on which there were such sales.

(12) The term “Final Award” shall mean the amount of compensation to be awarded finally to the Participant who holds a Performance Cash Right pursuant to Section 3, the number of shares of Stock to be awarded finally to the Participant who holds a Performance Stock Right pursuant to Section 5, the number of shares of Restricted Stock to be retained by the Participant who holds Restricted Stock pursuant to Section 6, or the number of shares of Stock or the amount of compensation to be awarded finally to a Participant who holds Restricted Stock Units pursuant to Section 6, in each case as determined by the Committee taking into account the extent to which the Performance Goals have been satisfied.

(13) The term “Option” or “Options” shall mean the option to purchase Stock in accordance with Section 7 and such other terms and conditions as may be prescribed by the Committee. An Option may be either an “incentive stock option”, as such term is defined in the Code, or shall otherwise be designated as an option entitled to favorable treatment under the Code (“ISO”) or a “nonqualified stock option” (“NQO”). ISOs and NQOs are individually called an “Option” and collectively called “Options”.

(14) The term “Other Stock-Based Awards” shall mean awards of Stock or other rights made in accordance with Section 8.

(15) The term “Participant” shall mean an Employee who has been designated for participation in the Plan.

(16) The term “Performance Cash Right” shall mean the right to receive, pursuant to Section 3, a cash payment as described in the Participant’s award agreement, taking into account the Target Award and the Performance Formula, upon the attainment of one or more specified Performance Goals, subject to the terms and provisions of the award agreement and the Plan.

(17) The term “Performance Goals” shall mean, with respect to any Performance Cash Right, Performance Stock Right, performance-based Restricted Stock or performance-based Restricted Stock Unit granted to a Participant who is a Covered Executive, a performance measure that is based upon one or more of the following objective business criteria established by the Committee with respect to the Company and/or any Subsidiary, division, business unit or component thereof: asset charge, asset turnover, return on sales, capacity utilization, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value added, environmental health and/or safety, facilities and tooling spending, hours per component, increase in customer base, inventory turnover, market price appreciation, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, order to delivery time, plant capacity, process time, profits before tax, quality, customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, safety, sales margin, sales volume, total stockholder return, production per employee, warranty performance to budget, variable margin and working capital. With respect to any Right granted to a Participant who is not a Covered Executive, performance goals may be based on one or more of the business criteria described above or any other criteria based on individual, business unit, group or Company performance selected by the Committee. The Performance Goals may be expressed in absolute terms or relate to the performance of other companies or to an index.

(18) The term “Performance Formula” shall mean a formula to be applied in relation to the Performance Goals in determining the amount of cash earned under a Performance Cash Right granted pursuant to Section 3, the number of shares of Stock earned under a Performance Stock Right granted pursuant to Section 5, performance-based Restricted Stock granted pursuant to Section 6, or the amount of cash or shares of Stock earned under performance-based Restricted Stock Units granted pursuant to Section 6, in each case expressed as a percentage of the Target Award.

(19) The term “Performance Period” shall mean the period of time for which performance with respect to one or more Performance Goals with respect to any Performance Cash Right, Performance Stock Right, Restricted Stock or Restricted Stock Unit award is to be measured, with such period commencing not earlier than 90 days prior to the date of grant of such Right.

(20) The term “Performance Stock Right” shall mean the right to receive, pursuant to Section 5 and without payment to the Company, up to the number of shares of Stock described in the Participant’s award agreement upon the attainment of one or more specified Performance Goals, subject to the terms and provisions of the award agreement and the Plan.

(21) The term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.

(22) The term “Plan” shall mean this Visteon Corporation 2004 Incentive Plan (formerly known as the Visteon Corporation 2000 Incentive Plan) as the same may be amended and in effect from time to time.

(23) The term “Plan Awards” shall mean awards of cash or grants of Performance Stock Rights, Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights and various other rights with respect to shares of Stock.

(24) The term “Restricted Stock” means Stock issued to a Participant pursuant to Section 6 that is subject to forfeiture if one or more specified Performance Goals or minimum periods of service are not attained.

(25) The term “Restricted Stock Unit” means an award granted pursuant to Section 6 consisting of a unit credited to a hypothetical account, valued based on the Fair Market Value of Visteon Stock, and is subject to forfeiture if one or more specified Performance Goals or minimum periods of service are not attained.

(26) The term “Right” shall mean a Performance Cash Right, Performance Stock Right, a Restricted Stock award, or a Restricted Stock Unit, as required by the context.

(27) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company, an amount of cash or Stock as determined in accordance with Section 7, based on the amount by which the Fair Market Value of a share of Stock on the relevant valuation date exceeds the grant price.

(28) The term “Subsidiary” shall mean (A) any corporation a majority of the voting stock of which is owned directly or indirectly by the Company or (B) any limited liability company a majority of the membership interest of which is owned, directly or indirectly, by the Company.

(29) The term “Stock” shall mean shares of the Company’s common stock, par value $1.00 per share.

(30) The term “Target Award” shall mean the amount of compensation to be earned by a Participant under a Performance Cash Right or the number of shares of Stock, subject to adjustment pursuant to Section 13, to be earned by a Participant under a Performance Stock Right, if all of the Performance Goals with respect to such Right are achieved.

Section 2.     ADMINISTRATION
      (a) Committee. The Plan shall be administered by the Organization & Compensation Committee of the Board consisting of not less than two (2) members of the Board who meet the “outside” director requirements of Section 162(m) of the Code and the “non-employee director” requirements of Rule 16b-3(b)(3) of the Exchange Act, or by any other committee appointed by the Board, provided the members of such committee meet such requirements. The Committee shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time, to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Any authority granted to the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any qualified performance based award to cease to qualify for exemption under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.
      (b) Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan, including, but not limited to, its authority to make awards under the Plan or to grant waivers pursuant to Section 10, to one or more other committees (including a committee consisting of two or more corporate officers) as it shall appoint, pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (1) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act, or the liability provisions of Section 16(b) of the Exchange Act (any such Participant being called a “Section 16 Person”) or (2) amend or modify the Plan pursuant to the provisions of Section 16(b). To the extent of any such delegation, the term “Committee” when used herein shall mean and include any such delegate.
      (c) Eligibility of Committee Members. No person while a member of the Committee or any other committee of the Board administering the Plan shall be eligible to hold or receive a Plan Award.
Section 3.     PERFORMANCE CASH RIGHTS
      (a) Grant of Performance Cash Rights. The Committee, at any time and from time to time while the Plan is in effect, may grant or authorize the granting of Performance Cash Rights to such officers of the Company and any Subsidiary and other Employees, whether or not members of the Board, as it may select and in such amount as it shall designate, subject to the provisions of this Section 3.
      (b) Maximum Awards. The maximum amount granted to a Covered Executive as a Final Award with respect to all Performance Cash Rights granted during a calendar year shall be $10 million.
      (c) Terms and Provisions of Performance Cash Rights. Prior to the grant of any Performance Cash Right, the Committee shall determine the terms and provisions of such Right, including, without limitation (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the amount of compensation earned under such Right as a percentage of the Target Award; (3) the Performance Period, and (4) the effect of the Participant’s termination of employment, death or disability. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement or notification in such form as the Committee may determine.

      (d) Final Awards. As soon as practicable following the completion of the Performance Period relating to any Performance Cash Right, but not later than 12 months following such completion, the Committee shall determine the extent to which the Performance Goals have been achieved and the amount of compensation to be awarded as a Final Award to the Participant who holds such Right. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.
      (e) Following the determination of each Final Award, unless the Participant has elected to defer all or a portion of the Final Award in accordance with the procedures set forth in the Visteon Corporation Deferred Compensation Plan, the Final Award will be payable to the Participant in cash.
Section 4.     STOCK AVAILABLE FOR PLAN AWARDS
      (a) Stock Subject to Plan. The Stock that may be issued under the Plan may be either authorized and unissued (subject to a maximum of 2,000,000 shares) or held in the treasury of the Company. The maximum number of shares of Stock that may be issued with respect to Plan Awards, subject to adjustment in accordance with the provisions of Section 13, shall be 21,800,000. Notwithstanding the foregoing, (1) the aggregate number of shares that may be issued upon exercise of ISOs shall not exceed 10,280,000 shares, subject to adjustment in accordance with the provisions of Section 13; (2) the maximum number of shares subject to Options, with or without any related Stock Appreciation Rights, or Stock Appreciation Rights (not related to Options) that may be granted pursuant to Section 7 to any Covered Executive during any calendar year prior to 2004 shall be 500,000, and for calendar years after 2003 shall be 1,000,000, subject to adjustment in accordance with the provisions of Section 13; (3) the maximum number of shares of Stock that are issued or may be issued with respect to all Performance Stock Rights, Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards granted pursuant to Sections 5, 6 and 8 shall be 3,662,332, subject to adjustment in accordance with the provisions of Section 13; and (4) the maximum number of shares of Stock that may be issued pursuant to such Performance Stock Rights and performance-based Restricted Stock Awards when combined with the number of performance-based Restricted Stock Units granted pursuant to Section 6 (whether such Restricted Stock Units are settled in cash or in Stock), to any Covered Executive during any calendar year prior to 2004 shall be 500,000 shares, and for calendar years after 2003 shall be 1 million shares and/or units, subject to adjustment in accordance with the provisions of Section 13.

      (b) Computation of Stock Available for Plan Awards. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards at any time while the Plan is in effect, and for the purpose of determining the maximum number of shares of Stock that remain available to be issued with respect to Performance Stock Rights, Restricted Stock Awards, Restricted Stock Units, and Other Stock-Based Awards under clause (3) of subsection (a) there shall be debited against the total number of shares determined to be available pursuant to subsections (a) and (c) of this Section 4, (1) the maximum number of shares of Stock subject to issuance upon exercise of Options or Stock Appreciation Rights granted under this Plan, (2) the maximum number of shares of Stock issued or issuable under Performance Stock Rights, Restricted Stock Awards and Restricted Stock Units granted under this Plan, and (3) the number of shares of Stock related to Other Stock-Based Awards granted under this Plan, as determined by the Committee in each case as of the dates on which such Plan Awards were granted, provided, however, that a Restricted Stock Unit or Other Stock-Based Award that is or may be settled only in cash shall not be counted against any of the share limits under this Section 4, except as required by Section 162(m) of the Code to preserve the status of an award as “performance-based compensation” as set forth under clause (4) of subsection (a) above.
      (c) Terminated, Expired or Forfeited Plan Awards. The shares involved in the unexercised, undistributed or unvested portion of any terminated, expired or forfeited Plan Award shall be made available for further Plan Awards. Any shares of Stock made available for Plan Awards pursuant to this subsection (c) shall be in addition to the shares available pursuant to subsection (a) of this Section 4. Notwithstanding the foregoing, in the event any Option or Stock Appreciation Right granted to a Covered Executive is canceled, the number of shares of Stock subject to such canceled Option or Stock Appreciation Right shall continue to count against the individual limit specified in subsection (a), in accordance with the requirements of Code Section 162(m).
Section 5.     PERFORMANCE STOCK RIGHTS
      (a) Grant of Performance Stock Rights. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Performance Stock Rights to such officers of the Company and any Subsidiary, and other Employees, whether or not members of the Board, as it may select and for such numbers of shares as it shall designate, subject to the provisions of this Section 5 and Section 4.
      (b) Terms and Provisions of Performance Stock Rights. Prior to the grant of any Performance Stock Right, the Committee shall determine the terms and provisions of each Right, including, without limitation (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the number of shares of Stock earned under such Right as a percentage of the Target Award; (3) the Performance Period; (4) the period of time, if any, during which the disposition of shares of Stock issuable under such Right shall be restricted as provided in subsection (a) of Section 11, provided, however, that the Committee may establish restrictions applicable to any Right at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right; and (5) the effect of the Participant’s termination of employment, death or disability. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement or notification in such form as the Committee may determine.

      (c) Dividend Equivalents on Rights. If the Committee shall determine, each Participant to whom a Right is granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the Performance Period relating to such Right, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the related Target Award (as adjusted pursuant to Section 13). Any such payment may be made at the same time as a dividend is paid or may be deferred until the date that a Final Award is determined, as determined by the Committee in its sole discretion. Such cash payments are hereinafter called “dividend equivalents”.
      (d) Final Awards.

(1) As soon as practicable following the completion of the Performance Period relating to any Performance Stock Right, but not later than 12 months following such completion, the Committee shall determine the extent to which the Participant achieved the Performance Goals and the number of shares of Stock to be awarded as a Final Award to the Participant who holds such Right. Each Final Award shall represent only full shares of Stock, and any fractional share that would otherwise result from such Final Award calculation shall be disregarded. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right was, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(2) Following the determination of each Final Award, the Company shall issue or cause to be issued certificates for the number of shares of Stock representing such Final Award, registered in the name of the Participant who received such Final Award. Such Participant shall thereupon become the holder of record of the number of shares of Stock evidenced by such certificates, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of this subsection (d) and Sections 10, 11 and 13. The Committee may require that such certificates bear such restrictive legend as the Committee may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Committee may specify. If the Committee has determined that deferred dividend equivalents shall be payable to a Participant with respect to any Performance Stock Right pursuant to subsection (c) of this Section 5, then concurrently with the issuance of such certificates, the Company shall deliver to such Participant a cash payment or additional shares of Stock in settlement of such dividend equivalents. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to defer receipt of a Final Award and to instead receive stock units under the Visteon Corporation Deferred Compensation Plan that represent hypothetical shares of Stock of the Company, or such other deemed investment made available by the Committee for this purpose. Any such election, if permitted by the Committee, must be made at such time and in such form as prescribed by the Committee, and is subject to such other terms and conditions as the Committee, in its sole discretion, may prescribe.

(3) Notwithstanding the provisions of this subsection (d) or any other provision of the Plan, the Committee may specify that a Participant’s Final Award shall not be represented by certificates for shares of Stock but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if certificates for shares of Stock had been issued in the name of such Participant in accordance with subsection (d) (such rights being called “Stock Equivalents”). Subject to the provisions of Section 13 and the other terms and provisions of the Plan, if the Committee shall so determine, each Participant who holds Stock Equivalents shall be entitled to receive the same amount of cash that such Participant would have received as dividends if certificates for shares of Stock had been issued in the name of such Participant pursuant to subsection (d) covering the number of shares equal to the number of shares to which such Stock Equivalents relate. Notwithstanding any other provision of the Plan to the contrary, the Stock Equivalents representing any Final Award may, at the option of the Committee, be converted into an equivalent number of shares of Stock or, upon the expiration of any restriction period imposed on such Stock Equivalents, into cash, under such circumstances and in such manner as the Committee may determine.
Section 6.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS
      (a) Grant of Restricted Stock. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Restricted Stock to such officers of the Company and any Subsidiary, and other Employees, whether or not members of the Board, as it may select. In lieu of, or in addition to, such Restricted Stock, the Committee may grant, or authorize the granting of, awards denominated in the form of Restricted Stock Units to such eligible Employees.
      (b) Terms and Provisions of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have the authority to determine the time or times at which Restricted Stock or Restricted Stock Units shall be granted and the number of shares of Restricted Stock or the number of Restricted Stock Units to be granted (subject to the provisions of Section 4). Prior to the grant of any Restricted Stock or Restricted Stock Units, the Committee shall determine such time-based or performance-based restrictions as the Committee shall deem appropriate, and all other terms and conditions of such Restricted Stock and Restricted Stock Units, including, without limitation (1) the number of shares of Restricted Stock or Restricted Stock Units to be issued; (2) in the case of time-based Restricted Stock or Restricted Stock Units, the minimum period of service required for the Participant to receive a Final Award; (3) in the case of performance-based Restricted Stock or performance-based Restricted Stock Units, one or more Performance Goals to be used to measure performance with respect to such Restricted Stock or Restricted Stock Units; (4) the Performance Period applicable to any such performance-based award; (5) whether Final Awards pursuant to such Restricted Stock Units shall be payable in Stock, cash or otherwise; (6) the period of time, if any, during which the disposition of the Restricted Stock or Final Award pursuant to a Restricted Stock Unit is restricted as provided in subsection (a) of Section 10, provided, however, that the Committee may establish restrictions applicable to Restricted Stock or Restricted Stock Units at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right; and (7) the effect of the Participant’s termination of employment, death or disability. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals and otherwise modify the terms and provisions of the Restricted Stock grant or Restricted Stock Unit to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an award agreement or notification in such form as the Committee may determine.

      (c) Dividend and Dividend Equivalents.

(1) During any period that Restricted Stock has been issued to the Participant and remains outstanding, the Participant shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Stock and such distribution occurs when the restrictions applicable to such shares are still in effect, such shares shall be subject to the same restrictions as the Restricted Stock with respect to which they were paid.

(2) If the committee shall determine, each Participant to whom a Restricted Stock Unit is granted and remains outstanding shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends as if, on each record date during the minimum period of service or the Performance Period related to the Restricted Stock Unit, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the Restricted Stock Units (as adjusted pursuant to Section 13). Any such payment may be made at the same time as a dividend is paid, or may be deferred until the date that a Final Award is determined, as determined by the Committee in its sole discretion. Such cash payments are hereinafter called “dividend equivalents.”
      (d) Voting Rights. Subject to the restrictions established by the Committee pursuant to the Plan, Participants shall be entitled to vote Restricted Shares granted under this Section 6, unless and until such shares are forfeited pursuant to subsection (e) below. Participants shall have no voting rights with respect to Restricted Stock Units.
      (e) Final Awards. As soon as practicable following the completion of the Performance Period relating to any Restricted Stock or Restricted Stock Unit, but not later than 12 months following such completion, the Committee shall determine (1) the extent to which the Participant achieved the minimum period of service, with respect to time-based awards, or the applicable Performance Goals, with respect to performance-based awards, (2) the number of shares of Restricted Stock to be retained as a Final Award by the Participant who holds such Restricted Stock, (3) the number of shares of Restricted Stock to be forfeited by such Participant, (4) the number of shares of Stock or amount of other compensation to be issued as a Final Award to the Participant who holds Restricted Stock Units, and (5) the number of Restricted Stock Units to be forfeited by such Participant. Each Final Award shall represent only full shares of Stock and any fractional share that would otherwise result from such Final Award calculation shall be forfeited. In making such determination, the Committee shall apply the applicable minimum period of service or Performance Goals that the Committee had established. The Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive by determining that the Participant should be allowed to retain some or all of the Restricted Stock that would otherwise be forfeited, or should receive Stock or other consideration for Restricted Stock Units that would otherwise be forfeited, notwithstanding the fact that the minimum period of service or Performance Goals were not satisfied in full. Any such determination shall take into account (A) the extent to which the Performance Goals that relate to such Restricted Stock or Restricted Stock Units were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related period of service or Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Restricted Stock. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

      (f) Election of Deferred Stock Units. The Committee, in its sole discretion, may permit a Participant to defer or otherwise exchange receipt of a Final Award relating to Restricted Stock or Restricted Stock Units and to instead receive stock units under the Visteon Corporation Deferred Compensation Plan that represent hypothetical shares of Stock of the Company, or such other deemed investment made available by the Committee for this purpose. Any such election, if permitted by the Committee, must be made at such time and in such form as prescribed by the Committee. If the Committee so permits and a Participant makes an appropriate election, the Participant’s right to receive a benefit from the Visteon Corporation Deferred Compensation Plan based on such stock units is contingent upon attainment of the applicable minimum period of service or Performance Goals and such other terms and conditions as the Committee, in its sole discretion, may prescribe.
Section 7.     OPTIONS AND STOCK APPRECIATION RIGHTS
      (a) Grant of Options.

(1) The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Options to such officers of the Company and any Subsidiary and other Employees, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 7 and Section 4. Each Option granted pursuant to the Plan shall be designated at the time of grant as either an ISO or an NQO.

(2) The date on which an Option shall be granted shall be the date of authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized. Any individual may hold more than one Option.
      (b) Price. In the case of each Option granted under the Plan the option price shall be the Fair Market Value of Stock on the date of grant of such Option; provided, however, that the Committee may in its discretion fix an option price in excess of the Fair Market Value of Stock on such date.
      (c) Grant of Stock Appreciation Rights.

(1) The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Stock Appreciation Rights to such officers of the Company and any Subsidiary and other Employees, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 7 and Section 4. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of any Option, as determined by the Committee. If the Stock Appreciation Right is granted independently of an Option, the grant price of such right shall be the Fair Market Value of Stock on the date of grant; provided, however, that the Committee may, in its discretion, fix a grant price in excess of the Fair Market Value of Stock on such grant date.

(2) Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, either (A) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a share of Stock on the day the right is exercised exceeds the grant price (such amount being hereinafter referred to as the “Spread”), by (ii) the Fair Market Value of a share of Stock on the exercise date; or (B) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, by (ii) the amount of the Spread; or (C) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (A) and (B) above, as determined by the Committee in its sole discretion; provided, however, that, in the case of a Tandem SAR, the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the Fair Market Value on the date of exercise of the total number of shares subject to the related Option or portion thereof.
      (d) Terms and Conditions.

(1) Each Option and Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the award agreement with respect to such Option and Stock Appreciation Right; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or Stock Appreciation Right granted prior to 2004 shall be exercised beyond ten years from the date of grant, no Option or Stock Appreciation Right granted after 2003 but prior to 2006 shall be exercised beyond five years from the date of grant, and no Option or Stock Appreciation Right granted after 2005 shall be exercised beyond seven years from the date of grant.

(2) The Committee may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.

(3) With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of the Tandem SAR.

(4) If any fractional share of Stock would otherwise be payable to a Participant upon the exercise of an Option or Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the Fair Market Value of the Stock on the date of exercise.
      (e) Award Agreement. Each Option and Stock Appreciation Right shall be evidenced by an award agreement or notification in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.
      (f) Payment for Option Shares.

(1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made, either in full or, if the Committee shall so determine and at the election of the Participant, in installments, in such manner as is provided in the applicable award agreement.

(2) Unless the Committee shall provide otherwise in any award agreement, any payment for shares of Stock purchased upon exercise of an Option granted hereunder may be made in cash, by delivery of shares of Stock beneficially owned by the Participant, or by a combination of cash and Stock, at the election of the Participant or through a cashless exercise executed through a broker; provided, however, that any shares of Stock so delivered shall have been beneficially owned by the Participant for a period of not less than six months prior to the date of exercise. Any such shares of Stock so delivered shall be valued at their Fair Market Value on the date of such exercise. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.
Section 8.     STOCK AND OTHER STOCK-BASED AWARDS
      (a) Grants of Other Stock-Based Awards. The Committee, at any time and from time to time while the Plan is in effect, may grant Other Stock-Based Awards to such officers of the Company and its Subsidiaries and other Employees, whether or not members of the Board, as it may select. Such Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to, or otherwise based on, Stock, may include, but are not limited to, awards of restricted Stock (in addition to or in lieu of Restricted Stock under Section 6) or Plan Awards denominated in the form of “stock units” (in addition to or in lieu of Restricted Stock Units under Section 6), grants of so-called “phantom stock” and options containing terms or provisions differing in whole or in part from Options granted pursuant to Section 7. Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company, including a plan of any acquired entity.
      (b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall have the authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Section 4) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be payable or paid in cash, Stock or otherwise.
      (c) Consideration for Other Stock-Based Awards. In the discretion of the Committee, any Other Stock-Based Award may be granted as a Stock bonus for no consideration other than services rendered.

Section 9.	CASH AWARDS TO EMPLOYEES OF FOREIGN SUBSIDIARIES OR BRANCHES OR JOINT VENTURES
      In order to facilitate the granting of Plan Awards to Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Plan Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such substitutes for Plan Awards may include a requirement that the Participant receive cash, in such amount as the Committee may determine in its sole discretion, in lieu of any Plan Award or share of Stock that would otherwise have been granted to or delivered to such Participant under the Plan. The Committee may approve any supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for purposes of this Section 9 without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provision that is inconsistent with the terms of the Plan as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

Section 10.	PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON
      (a) Effect of Competitive Activity. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award granted to such Participant is outstanding hereunder, and such Participant has not yet received the Stock or cash covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock, cash or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have (1) made himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any Subsidiary with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any Subsidiary, and (2) refrained from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary.
      (b) Nonfulfillment of Competitive Activity Conditions: Waivers Under the Plan. In the event of a Participant’s nonfulfillment of any condition set forth in subsection (a) of this Section 10, such Participant’s rights under any Plan Award shall be forfeited and cancelled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

(1) with respect to any such Participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary by reason of the nonfulfillment of such condition; and

(2) with respect to any other such Participant, such waiver may be granted by the Committee (or any delegate thereof) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.
      (c) Effect of Detrimental Conduct. Anything contained in the Plan to the contrary notwithstanding, all rights of a Participant under any Plan Award shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant’s employment) acted in a manner detrimental to the best interests of the Company or any Subsidiary.
      (d) Tax and Other Withholding. Prior to any distribution of cash, Stock or Other Stock-Based Awards (including payments under Section 5(c)) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.
      (e) Substitution. The Committee, in its sole discretion, may substitute a Plan Award (except ISOs) for another Plan Award or Plan Awards of the same or different type; provided, however, that the Committee shall not, without shareholder approval, substitute Options or any other Plan Award for outstanding Options with a higher price than the substitute Option or other Plan Award.

Section 11.	NON-TRANSFERABILITY OF PLAN AWARDS; RESTRICTIONS ON DISPOSITION AND EXERCISE OF PLAN AWARDS
      (a) Restrictions on Transfer of Rights or Final Awards. No Performance Cash Right, Performance Stock Right, Restricted Stock Unit or, until the expiration of any restriction period imposed by the Committee, no shares of Stock acquired under the Plan, shall be transferred, pledged, assigned or otherwise disposed of by a Participant, except as permitted by the Plan, without the consent of the Committee, otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit, on such terms as it may deem appropriate, use of Stock included in any Final Award as partial or full payment upon exercise of an Option under the Plan or a stock option under any other stock option plan of the Company prior to the expiration of any restriction period relating to such Final Award.

      (b) Restrictions on Transfer of Options or Stock Appreciation Rights. Unless the Committee determines otherwise, no Option or Stock Appreciation Right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant’s guardian or legal representative; provided, however, that no Option or Stock Appreciation Right shall be transferred for consideration.
      (c) Restrictions on Transfer of Certain Other Stock-Based Awards. Unless the Committee determines otherwise, no Other Stock-Based Award shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant any such Other Stock-Based Award shall be exercisable only by such Participant or such Participant’s guardian or legal representative.
      (d) Attachment and Levy. No Plan Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of a Plan Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to a Plan Award, shall be recognized as valid.
Section 12.     DESIGNATION OF BENEFICIARIES
      Anything contained in the Plan to the contrary notwithstanding, a Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan, subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe. A Participant may from time to time revoke or change any such designation of beneficiary. If a Participant designates his spouse as a Beneficiary, such designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse. Any designation of a beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to receive any Right, Final Award, Restricted Stock, Restricted Stock Unit, Option, Stock Appreciation Right, or Other Stock-Based Award, or if applicable law requires the Company to do so, the Committee may recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone. In the event of the death of any Participant, the term “Participant” as used in the Plan shall thereafter be deemed to refer to the beneficiary designated pursuant to this Section 12 or, if no such designation is in effect, the executor or administrator of the estate of such Participant, unless the context otherwise requires.
Section 13.     MERGER, CONSOLIDATION, STOCK DIVIDENDS, ETC.
      (a) Adjustments. In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Plan Awards and in all other provisions of the Plan that include a reference to a number of shares or units, and in the numbers of shares or units covered by, and other terms and provisions (including but not limited to the grant or exercise price of any Plan Award) of outstanding Plan Awards.
      (b) Committee Determinations. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Plan Award.
Section 14.     ACCELERATION OF PAYMENT OR MODIFICATION OF PLAN AWARDS
      (a) Acceleration and Modification. The Committee, in the event of the death of a Participant or in any other circumstance, may accelerate distribution of any Plan Award in its entirety or in a reduced amount, in cash or in Stock, or modify any Plan Award, in each case on such basis and in such manner as the Committee may determine in its sole discretion.

      (b) Change in Control. Notwithstanding any other provision of the Plan, unless the Committee determines otherwise at the time of grant, upon the occurrence of a Change in Control, (1) any Plan Awards outstanding as of the date of such Change in Control that relate to Performance Periods that have been completed as of the date of the Change in Control, but that have not yet been paid, shall be paid in accordance with the terms of such Plan Awards, (2) any Plan Awards outstanding as of the date of such Change in Control that relate to Performance Periods that have not been completed as of the date of the Change in Control, and that are not then vested, shall become fully vested if vesting is based solely upon the length of the employment relationship as opposed to the satisfaction of one or more Performance Goals, and (3) any other Plan Awards outstanding as of the date of such Change in Control that relate to Performance Periods that have not been completed as of the date of the Change in Control, and that are not then vested, shall be treated as vested and earned pro rata, as if the Performance Goals for the Target Award associated with a Performance Cash Right or a Performance Stock Right or the Performance Goals with respect to Restricted Stock, Restricted Stock Units or Other Stock Based Awards are attained as of the effective date of the Change in Control, by taking the product of (A) the Target Award (in the case of a Performance Cash Right or a Performance Stock Right) or the number of shares of Restricted Stock, Restricted Stock Units or Other Stock Based Awards granted to the Participant, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed from the beginning of the Performance Period to the date of the Change in Control and the denominator of which is the total number of months in the original Performance Period; provided, however, that any such Plan Award shall be immediately vested and payable to the Participant to the extent of the foregoing formula, and shall be free of all restrictions and conditions that would otherwise apply to such Plan Award. The foregoing provisions are subject to the terms of any employment contract governing the employment of a Participant to the extent that such contract provides greater rights to the Participant in the event of a Change in Control.

      (c) Maximum Payment Limitation. If any portion of the payments or benefits described in this Plan or under any other agreement with or plan of the Company (in the aggregate, “Total Payments”), would constitute an “excess parachute payment”, then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 280G(a) of the Code; provided that this Section shall not apply in the case of a Participant who has in effect a valid employment contract providing that the Total Payments to the Participant shall be determined without regard to the maximum amount allowable under Section 280G of the Code. The terms “excess parachute payment” and “parachute payment” shall have the meanings assigned to them in Section 280G of the Code, and such “parachute payments” shall be valued as provided therein. Present value shall be calculated in accordance with Section 280G(d)(4) of the Code. Within forty (40) days following delivery of notice by the Company to the Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment as defined in Section 280G of the Code, the Participant and the Company, at the Company’s expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company’s independent auditors and acceptable to the Participant in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section. As used in this Section, the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Participant. Such opinion shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such opinion determines that there would be an excess parachute payment, the payments hereunder that are includible in Total Payments or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Participant in writing delivered to the Company within thirty days of his receipt of such opinion or, if the Participant fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such legal counsel so requests in connection with the opinion required by this Section, the Participant and the Company shall obtain, at the Company’s expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this Section shall be of no further force or effect.
Section 15.     RIGHTS AS A STOCKHOLDER
      Except with respect to shares of Restricted Stock, a Participant shall not have any rights as a stockholder with respect to any share covered by any Plan Award until such Participant shall have become the holder of record of such share.

Section 16.	TERM, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN AND AGREEMENTS
      (a) Term. Unless terminated earlier pursuant to subsection (b), the Plan shall terminate on May 11, 2014.

      (b) Amendment, Modification and Termination of Plan. The Board may, from time to time, amend or modify the Plan or any outstanding Plan Award, including without limitation, to authorize the Committee to make Plan Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Plan Awards, or may terminate the Plan or any provision thereof; provided, however, that no such action of the Board, without approval of the stockholders, may (1) increase the total number of shares of Stock with respect to which Plan Awards may be granted under the Plan or the individual limits specified in Section 4(a), (2) increase the total amount that may be paid to an individual with respect to a Performance Cash Award, as specified in Section 3(b), (3) extend the term of the Plan as set forth in paragraph (a) of this Section 16, (4) permit any person while a member of the Committee or any other committee of the Board administering the Plan to be eligible to receive or hold a Plan Award, or (5) permit the Company to decrease the grant price of any outstanding Option or Stock Appreciation Right.
      (c) Limitation and Survival. No amendment to or termination of the Plan or any provision hereof, and no amendment or cancellation of any outstanding Plan Award, by the Board or the stockholders of the Company, shall, without the written consent of the affected Participant, adversely affect any outstanding Plan Award. The Committee’s authority to act with respect to any outstanding Plan Award shall survive termination of the Plan.
      (d) Amendments for Changes in Law. Notwithstanding the foregoing provisions, the Board shall have the authority to amend outstanding Plan Awards and the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Plan Awards that qualify for beneficial treatment under such rules, without stockholder approval.
Section 17.     INDEMNIFICATION AND EXCULPATION
      (a) Indemnification. Each person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.
      (b) Exculpation. Each member of the Board, the Committee, or of any other committee of the Board administering the Plan or any committee appointed by the foregoing committees, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 18.     EXPENSES OF PLAN
      The entire expense of offering and administering the Plan shall be borne by the Company and its participating Subsidiaries; provided, that the costs and expenses associated with the redemption or exercise of any Plan Award, including but not limited to commissions charged by any agent of the Company, may be charged to the Participants.
Section 19.     FINALITY OF DETERMINATIONS
      Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board, the Committee or any committee of the Board administering the Plan or any committee appointed by the foregoing committees, shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, the stockholders, the Committee and each of the members thereof, and the directors, officers, and employees of the Company and its Subsidiaries, the Participants, and their respective successors in interest.
Section 20.     NO RIGHTS TO CONTINUED EMPLOYMENT OR TO PLAN AWARD
      (a) No Right to Employment. Nothing contained in this Plan, or in any booklet or document describing or referring to the Plan, shall be deemed to confer on any Participant the right to continue as an Employee or director of the Company or Subsidiary, whether for the duration of any Performance Period, the duration of any vesting period under a Plan Award, or otherwise, or affect the right of the Company or Subsidiary to terminate the employment of any Participant for any reason.
      (b) No Right to Award. No Employee or other person shall have any claim or right to be granted a Plan Award under the Plan. Having received an Award under the Plan shall not give a Participant or any other person any right to receive any other Plan Award under the Plan. A Participant shall have no rights in any Plan Award, except as set forth herein and in the applicable award grant.
Section 21.     GOVERNING LAW AND CONSTRUCTION
      The Plan and all actions taken hereunder shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principle of conflict of laws. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan.
Section 22.     SECURITIES AND STOCK EXCHANGE REQUIREMENTS
      (a) Restrictions on Resale. Notwithstanding any other provision of the Plan, no person who acquires Stock pursuant to the Plan may, during any period of time that such person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities Exchange Commission) sell or otherwise transfer such Stock, unless such offer and sale or transfer is made (1) pursuant to an effective registration statement under the Securities Act of 1933 (“1933 Act”), which is current and includes the Stock to be sold, or (2) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated pursuant thereto.

      (b) Registration, Listing and Qualification of Shares of Common Stock. Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Stock covered by a Plan Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Plan Award or the purchase or receipt of Stock in connection therewith, no Stock may be purchased, delivered or received pursuant to such Plan Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person receiving or purchasing Stock pursuant to a Plan Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Stock under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

APPENDIX D
VISTEON CORPORATION
NON-EMPLOYEE DIRECTOR
STOCK UNIT PLAN
(as proposed to be amended)
Section 1.     EFFECTIVE DATE
      The Board of Directors of Visteon Corporation have adopted this Non-Employee Director Stock Unit Plan, effective May 12, 2004, for the benefit of the non-employee directors of Visteon Corporation.
Section 2.     DEFINITIONS
      When used herein the following words and phrases shall have the meanings set forth below unless the context clearly indicates otherwise:

(a) “Account” means the recordkeeping account maintained by the Company in the name of the Participant. An Account is established for record keeping purposes only and not to reflect the physical segregation of assets on the Participant’s behalf, and may consist of such subaccounts or balances as the Committee may determine to be necessary or appropriate, including the following:

1. “Mandatory Deferral Subaccount” means the Visteon Stock Units that are credited to the Participant’s Account as a result of the Participant’s Mandatory Deferrals.

2. “Dividend Subaccount” means the Visteon Stock Units that are credited to the Participant’s Account as a result of deemed dividends on Visteon Stock Units credited to the Participant’s Account.

(b) “Administrative Committee” means the non-participating members of the Board.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

(e) “Company” means Visteon Corporation, or any successor thereto.

(f) “Company Stock” means the common stock of the Company, par value $1.00.

(g) “Exchange” means the New York Stock Exchange.

(h) “Outside Director” means a member of the Board who is not an officer or a common-law employee of the Company or any subsidiary thereof.

(i) “Participant” means each Outside Director who has an Account under the Plan.

(j) “Plan” means the Visteon Corporation Non-Employee Director Stock Unit Plan, as amended from time to time.

(k) “Plan Year” means the period beginning on the effective date of the Plan and ending on December 31, 2004 and thereafter, the twelve month period beginning on January 1 and ending December 31 of each year.

(l) “Visteon Stock Units” mean the hypothetical shares of Company Stock that are credited to a Participant’s Account in accordance with Sections 4 and 5.

Section 3.     ADMINISTRATION
      (a) General Authority. The Administrative Committee shall have the full power and discretionary authority to: (1) interpret and administer the Plan and any instrument relating to or made under the Plan; (2) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (3) make any other determination, and take any other action, that the Administrative Committee deems necessary or desirable for the administration of the Plan. The decisions and determinations of the Administrative Committee need not be uniform and may be made differently among Participants, and shall be final, binding and conclusive on all interested parties.
      (b) Recordkeeping. The Administrative Committee shall be responsible for maintaining all Accounts; provided that the Administrative Committee may in its discretion appoint or remove a third-party recordkeeper to maintain the Accounts as provided herein.
      (c) Effectiveness of Elections. Any elections or beneficiary designations made under this Plan shall be effective only upon the delivery of the appropriate form to the Secretary of the Company and its acceptance by the Administrative Committee.
Section 4.     MANDATORY DEFERRALS
      (a) Mandatory Deferrals. On the day after the date of each regular annual meeting of stockholders of the Company, the Mandatory Deferral Account of each Participant who is then an Outside Director shall be credited with a number of additional Visteon Stock Units equal to the result obtained by (i) dividing (A) $70,000 by (B) the average of the high and low prices at which a share of Company Stock shall have been sold regular way on the Exchange on such date and (ii) rounding the quotient to four decimal places (each, a “Mandatory Deferral”).
      (b) Vesting. Each Participant shall at all times be 100% vested in his or her Mandatory Deferral Subaccount.
Section 5.     DIVIDEND EQUIVALENTS
      (a) Conversion to Visteon Stock Units. Any cash dividends that would have been payable in any month on the Visteon Stock Units credited to a Participant’s Account had such units been actual shares of Company Stock shall be converted, for recordkeeping purposes, into whole and fractional Visteon Stock Units, with fractional units calculated to four decimal places, with the resulting Visteon Stock Units credited to the Participant’s Dividend Subaccount. The conversion shall be accomplished by dividing the Participant’s deemed dividends for the month by the average of the high and low prices at which a share of Common Stock shall have been sold regular way on the Exchange on the last day of such month on which the Exchange is open to transact trades.
      (b) Vesting. Each Participant shall at all times be 100% vested in his or her Dividend Subaccount.

Section 6.     DISTRIBUTIONS
      (a) Distribution Election. Distribution of a Participant’s vested Account shall be made or commence to be made on the later of (i) on or about January 15 of the calendar year following the calendar year in which, or (ii) the first day of the seventh month following the date on which, the Participant terminates service as an Outside Director of the Company, in the form or forms elected by the Participant. The Participant may elect to have a distribution made either in (i) a single sum, or (ii) ten (10) annual installments. With respect to Mandatory Deferrals in 2004, a Participant may make an election regarding distribution within thirty (30) days after initial stockholder approval of this Plan. Otherwise, elections shall be irrevocable with respect to deferrals (and dividends thereon) for the Plan Year for which it is made, and shall be effective on the first day of the Plan Year following its acceptance by the Administrative Committee. An election shall continue in effect for amounts deferred in subsequent Plan Years (and dividends thereon) unless modified by the Participant in accordance with this Section 6. A Participant may modify an existing election effective on the first day of the Plan Year following the date on which the revised election is accepted by the Administrative Committee, and such revised election shall apply to amounts deferred after the effective date of such election. A Participant who fails to make any distribution election shall be deemed to have elected the single sum payment option.

1. Single Sum Distribution. If the Participant has elected the single sum distribution option, the Company, in accordance with directions from the Administrative Committee, will distribute to the Participant shares of Company Stock equal to the number of Visteon Stock Units credited to the Participant’s Account (and cash in lieu of any fractional unit) for which such election is in effect; provided that the Organization and Compensation Committee of the Board may direct that all or any part of the Participant’s distribution be satisfied in cash rather than by a distribution of Company Stock, in which case the cash payment shall be determined by multiplying the number of Visteon Stock Units in the Participant’s Account that are the subject of the cash payment by the average of the high and low prices at which a share of Company Stock shall have been sold regular way on the Exchange on the 5th trading day preceding the date on which distribution is made.

2. Installment Distributions. If the Participant has elected the installment distribution option, the first installment will be paid on the later of (i) on or about the January 15 of the calendar year following the calendar year in which, or (ii) the first day of the seventh month following the date on which, the Participant terminates service as an Outside Director, and each subsequent installment will be paid on or about January 15 of each succeeding year during the installment period. The annual installment distribution amount for any year shall be initially determined on a share basis by dividing the number of Visteon Stock Units credited to the Participant’s Account as of January 1 of the year for which the distribution is being made and for which such an election is in effect by the number of installment payments remaining to be made, and then rounding the quotient obtained for all but the final installment to the next lowest whole number. The Company, in accordance with directions from the Administrative Committee, will distribute to the Participant shares of Company Stock equal to the number of Visteon Stock Units that are being redeemed as part of the installment (and cash in lieu of any fractional unit); provided that the Organization and Compensation Committee of the Board may direct that all or any part of the installment distribution be satisfied in cash rather than by a distribution of Visteon Stock, in which case the cash payment shall be determined by multiplying the number of Visteon Stock Units in the Participant’s Account that are the subject of the cash payment by the average of the high and low prices at which a share of Company Stock shall have been sold regular way on the Exchange on the 5th trading day preceding the date on which distribution is made.

      (b) Securities Restrictions. With respect to any shares of Company Stock distributed to a Participant, the Participant will not sell or otherwise dispose of such Company Stock except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, which the Company may but shall not be required to file, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and a legend may be placed on the certificates for the Company Stock to such effect. In addition, in the event of any underwritten public offering of the Company’s securities pursuant to an effective registration statement filed under the Act and upon the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Company Stock (other than those included in the registration) acquired under this Plan without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.
Section 7.     BENEFICIARY
      (a) Death Benefits. If a Participant dies before his or her entire Account has been distributed, then the remainder of the Participant’s Account shall be distributed in a lump sum to the Participant’s beneficiary as soon as practicable following the date of the Participant’s death.
      (b) Designation of Beneficiary. Each Participant may designate one or more beneficiaries in such form and manner specified by the Administrative Committee, which beneficiary shall be entitled to receive the balance of the Participant’s Account as provided under subsection (a) above in the event of the Participant’s death. The Participant may from time to time revoke or change the beneficiary without the consent of any prior beneficiary by filing a new designation with the Secretary of the Company. The last such designation received by the Secretary of the Company shall be controlling. If no beneficiary designation is in effect at the time the Participant dies, or if no designated beneficiary survives the Participant, the Participant’s beneficiary shall be the Participant’s estate.
Section 8.     SOURCE OF BENEFITS
      Benefits accumulated under the Plan shall constitute an unfunded, unsecured promise by the Company to provide such payments in the future, as and to the extent such amounts become payable. Benefits attributable to service as an Outside Director shall be paid from the general assets of the Company, and no person shall, by virtue of this Plan, have any interest in such assets, other than as an unsecured creditor of the Company.
Section 9.     NON-ALIENATION
      Except as otherwise expressly provided by this Plan, neither the Participant nor his or her beneficiary or beneficiaries, including, without limitation, the Participant’s executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefits through the Participant under this Plan shall have any right to assign, transfer, pledge, hypothecate, sell, transfer, alienate and encumber or otherwise convey the right to receive any benefits hereunder, which benefits and the rights thereto are expressly declared to be nontransferable. The right to receive benefits under this Plan also shall not be subject to execution, attachment, garnishment, or similar legal, equitable or other process for the benefit of the Participant’s or beneficiary’s creditors. Any attempted assignment, transfer, pledge hypothecation or other disposition of the Participant’s or beneficiary’s rights to receive benefits under this Plan or the levy of any attachment, garnishment or similar process thereupon, shall be null and void and without effect.

Section 10.     CHANGE IN CONTROL
      In the event of a Change in Control of the Company, the value of the Participant’s Account, determined as of the date of the Change in Control, shall be immediately paid to the Participant in a single sum cash payment, notwithstanding any prior distribution election made by the Participant. For purposes of this Section 10, the term Change in Control” means the occurrence of any one of the following events:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (c) below;

(b) within any twelve (12) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(e) any other event that the Administrative Committee, in its sole discretion, determines to be a Change in Control for purposes of this Plan.

(f) Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Section 11.     TERM, TERMINATION AND AMENDMENT
      (a) Unless terminated earlier pursuant to subsection (b) below, this Plan shall terminate on May 12, 2014.

      (b) The Board reserves the right to amend or terminate this Plan at any time; provided that the authority of the Administrative Committee to administer the Plan shall extend beyond the date of the Plan’s termination; and provided further that no amendment or termination of the Plan shall adversely affect the rights of any Participant or beneficiary to benefits then accrued without the written consent of the affected Participant or beneficiary.
Section 12.     MISCELLANEOUS
      (a) Governing Law. This Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the conflicts of law principles thereof.
      (b) Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person, or under any law deemed applicable by the Administrative Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrative Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Plan shall remain in full force and effect.
      (c) Successors and Assigns. The Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

APPENDIX E
DIRECTIONS TO HOTEL DU PONT
From Philadelphia on I-95 South
      1. Take I-95 South through Chester to Wilmington.
      2. Follow I-95 South to Delaware Exit 7A marked “52 South Delaware Avenue”.
      3. Follow exit road (11th Street) to intersection with Delaware Avenue marked “52 South, Business District”.
      4. At the Delaware intersection, bear left, continuing on 11th Street.
      5. Follow 11th Street through four traffic lights. Hotel du Pont is on the right. Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.
From Baltimore on I-95 North
      1. Follow I-95 North to Wilmington, take Exit 7 marked “Route 52, Delaware Ave.”
      2. From right lane, take Exit 7 onto Addams Street.
      3. At the third traffic light on Addams Street, turn right. Follow sign marked “52 South, Business District”.
      4. At the intersection of Delaware Avenue, bear left, continuing on 11th Street.
      5. Follow 11th Street through four traffic lights. Hotel du Pont is on the right. Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.

E-1

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5859-PS-06

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Votes must be indicated (x) in Black or Blue ink.
1.	Elect two directors to the Board of Directors for three-year terms. The Board has nominated for re-election; Nominees: 01 - Charles L. Schaffer and 02 - Kenneth B. Woodrow

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐

*Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the following blank line.

Exceptions

		FOR	AGAINST	ABSTAIN

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent auditors for fiscal year 2006.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	Approve amendments to the Visteon Corporation 2004 Incentive Plan.	☐	☐	☐

4.	Approve an amendment to the Visteon Corporation Non-Employee Director Stock Unit Plan.	☐	☐	☐

5.	A shareholder proposal relating to annual election of directors.	☐	☐	☐

To change your address, please mark this box.	☐

SCAN LINE

Date	Share Owner sign here	Co-Owner sign here

ADMISSION TICKET
Annual Meeting of Stockholders
May 10, 2006, 11 a.m. E.D.T.
Hotel du Pont
Wilmington, Delaware 19801
DIRECTIONS:
1) FROM THE SOUTH: Take I-95 North to Wilmington Exit 7 marked “Route 52, Delaware Avenue”. From right lane take Exit 7 onto Adams Street. At the third traffic light on Adams Street, turn right onto 11th Street. At Delaware Avenue intersection stay left continuing on 11th Street. Follow 11th Street through four traffic lights. The Hotel du Pont is on the right at the Corner of 11th and Market St.
2) FROM THE NORTH: Follow I-95 South to exit 7A marked “Route 52, South Delaware Avenue” (11th Street). At Delaware Avenue intersection, stay left continuing on 11th Street. Follow 11th Street through four traffic lights. The Hotel du Pont is on the right at the Corner of 11th and Market St.

VISTEON CORPORATION

Proxy solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders
     The undersigned hereby appoints James F. Palmer and Heidi A. Sepanik, or either of them, proxies with power of substitution, to vote all the shares of the Common Stock which the undersigned is entitled to vote on all matters, unless the contrary is indicated on the reverse side hereof, which may come before Visteon’s Annual Meeting of Stockholders to be held at the Hotel du Pont, 11th & Market Streets, Wilmington, DE, at 11:00 a.m., eastern daylight savings time, on May 10, 2006.
(Continued and to be signed on the reverse side)
To include any comments, please mark this box.        ☐

Comments or change of address
Visteon Corporation
P.O. Box 11494
New York, N.Y. 10203-0494